Exhibit 10.17

April 16, 2012

Open Joint Stock Company “RUSNANO”
10A prospect 60-letiya Octyabrya
Moscow 117036 Russia
Attn: Georgy Kolpachev

Re:     Agreement Regarding Investment in Series F Preferred Stock Financing

Mr. Kolpachev:

This letter agreement (this “Letter Agreement”) will confirm our agreement that in connection with its investment in Quantenna Communications, Inc.’s (the “Company”) Series F Preferred Stock financing (the “Financing”), and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Open Joint Stock Company “RUSNANO” will be entitled to certain additional rights with respect to its shares of Series F-1 Preferred Stock (and Series F-2 Preferred Stock, as applicable), as described below.

Section 1 Board Observer

1.1    Board Observer Right

(a)    A representative or agent of RUSNANO (the “Board Observer”) shall be entitled to attend and participate in all meetings of the Company’s Board of Directors (the “Board”). The Board Observer shall be entitled to ask questions of and have discussions with the Company’s management and members of the Board for a reasonable period of time. The Company shall give the Board Observer copies of all notices, agendas, actions and other materials that the Company provides to the Board for the open session, at the same time such materials are provided to the Board. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if: (1) access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel (other than the presence of attorneys for minute taking and general purposes); or (2) access to such information or attendance at such meeting would result in a conflict of interest between RUSNANO or the Board Observer and the Company. Any decision to exclude the Board Observer from any Board meeting, or portion thereof, shall be made in good faith, and limited to the highest extent practicable, with a view towards providing RUSNANO with the maximum appropriate presence affordable at such meetings.

(b)     Upon reasonable written notice to the Company, the Board Observer shall be entitled to visit the Company’s properties, examine its books and records, and discuss the Company’s business and prospects with its officers and key employees; provided, however, that access to highly confidential proprietary information and facilities may be withheld at the Company’s reasonable discretion.

(c)    RUSNANO shall have the right to select its Board Observer, and such Board Observer may change from time to time upon prior written notice provided by RUSNANO to the Company.

1.2    Confidentiality. RUSNANO agrees, and any representative of RUSNANO that serves as the Board Observer will agree, to hold in confidence and trust and not to disclose any and all information provided to it or learned by it in connection with its rights under Section 1.1 of this letter, except to the extent otherwise required by law, any court of competent jurisdiction, any governmental official or regulatory body and any other regulatory process to which RUSNANO is subject or the rules or regulations of any applicable stock exchange. Notwithstanding the foregoing, the obligation of confidentiality shall not apply to Company confidential information that: (i) is publicly available at the time of its disclosure under Section 1.1; (ii) becomes publicly available following disclosure under Section 1.1 (other than as a result of disclosure by RUSNANO or the Board Observer); (iii) was lawfully in the possession of RUSNANO or the Board Observer prior to disclosure under Section 1.1 (as can be demonstrated by such person’s written records or other reasonable evidence) from a source free of any restriction as to its use or disclosure prior to its being so disclosed; or (iv) following disclosure under Section 1.1, becomes available to RUSNANO or the Board Observer from a different source (as can be demonstrated by such person’s written records or other reasonable evidence), which source is not bound by any obligation of confidentiality in relation to such information. Additionally, RUSNANO may disclose Company confidential information: (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (y) to those personnel within RUSNANO who are engaged in RUSNANO’s venture capital activities, provided in each case that RUSNANO informs such personnel that such information is confidential, and remains responsible to the Company for such personnel maintaining the confidentiality of such information. If the Board Observer is required to execute any written confidentiality agreement in connection with the exercise of the rights of the Board Observer described in this Section 1, the confidentiality terms of such agreement shall in no event be more restrictive than the terms of this Section 1.2.

1.3    Termination of Board Observer Right. The rights described in this Section 1 shall terminate and be of no further force or effect upon the earlier of the date of: (a) the closing of the sale of the Company securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public, covering the offer and sale of the Company’s Common Stock, provided that the aggregate gross proceeds to the Company are not less than $35,000,000 (an “IPO”); (b) when the Company first becomes subject to the periodic reporting requirement of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended; (c) a decrease in RUSNANO’s equity ownership of the Company’s securities by seventy-five percent (75%) or more; or (d) a Liquidation Event (as such term is defined in the Company’s Certificate of Incorporation, as may be amended from time to time), which ever event shall occur first. The confidentiality provision hereof will survive any such termination.

Section 2 Company Obligations Regarding the Russian Subsidiary

2.1    Creation and Funding of Russian Subsidiary. The Company shall form a Russian Subsidiary (“RusCo”) as a wholly owned subsidiary of the Company to be incorporated in the Russian Federation. The Company will use commercially reasonable efforts to complete the formation of RusCo within four (4) months of the Series F-1 Initial Closing (as such term is defined in the Series F Preferred Stock Purchase Agreement of even date herewith, as may be amended from time to time), in compliance with the provisions and requirements of RusCo’s corporate structure as described on Exhibit A attached hereto. “Russian Funding” for purposes of this Letter Agreement shall include cash transfers from the Company to RusCo, plus unreimbursed expenses allocated to RusCo by the Company as described in Section 2.2(a). The Company agrees to allocate a budget to RusCo in an aggregate amount of $20 million over a period of three (3) years following the Series F-1 Initial Closing, with the Russian Funding to be provided to RusCo as follows: (i) $10 million during the two (2) year period following the Series F-1 Initial Closing (“Period 1”) and (ii) $10 million during the one (1) year period following the expiration of Period 1 (“Period 2”). The Russian Funding shall be approved by the Board of Directors of the Company (the “Board”).

2.2    Provision of Russian Funding

(a)    All Company cash transfers for equity investments in RusCo and for funding RusCo operations in Russia, as well as all Company expenditures related to RusCo, will be included in the Russian Funding. Company expenditures related to RusCo shall include but are not limited to, expenditures related to the operation, oversight, and support of RusCo. Such expenditures incurred at the Company for RusCo shall include employee compensation including benefits, taxes, other employee related matters, capital expenses, deposits, prepaids, other assets, software, hardware equipment, tapeouts, rent, office supplies, utilities, taxes, legal, accounting, and any and all other necessary related operational expenses, as determined by the Board. With respect to project expenses, such as tapeout costs, involving the collaboration of RusCo and the Company, a fraction of the expenditure in such projects shall count towards the Russian Funding equivalent to the fraction of all engineers involved in the project that are RusCo engineers. All other expenditures by RusCo and all expenses charged to RusCo accounts not otherwise described above shall be included in the Russian Funding. The RusCo Expenses shall be pre-approved by the Board.

(b)    The Company and RUSNANO further agree that the Russian Funding shall be provided to RusCo according to the following schedule: (i) $3.5 million during the first (1st) year of Period 1 (the “First Stage”); (ii) $6.5 million during the second (2nd) year of Period 1 (the “Second Stage”); and (iii) $10 million during Period 2 (the “Third Stage”).

2.3    Termination of Funding Obligation. In the event that (a) RUSNANO does not purchase shares of the Company’s Series F-2 Preferred Stock in accordance with the terms described in that certain Investment and Voting Agreement of even date herewith (the “I/V Agreement”), or (b) RUSNANO decreases its holdings of shares of Series F-2 Preferred Stock by one or more shares until the commencement of Period 2, then in either case the Company’s obligation to provide the Russian Funding to RusCo during Period 2 shall terminate and cease in its entirety and, accordingly, the Period 2 Penalty (as defined below) shall not apply.

2.4    Basic Financial Information and Inspection Rights. The Company shall record the allocation of the Russian Funding to RusCo separately on the Company’s books and records (the “RusCo Financial Information”). RUSNANO shall be entitled to (a) review the RusCo Financial Information, as soon as practicable, but in any event within ninety (90) days, after the end of each fiscal year of the Company and (b) initiate an independent financial audit of the RusCo Financial Information for Period 1 and/or for Period 2, with such independent financial audit to be conducted by independent public accountants of nationally recognized standing, to be mutually agreed upon by the Company and RUSNANO. Any costs incurred in connection with such independent financial audit shall be borne fifty percent (50%) by RUSNANO and fifty percent (50%) by the Company.

2.5    Liability in Connection with the Russian Funding

(a)    Period 1 Penalty. In the event that the Company fails to meet its funding obligations to Rusco for Period 1 (as set forth in Section 2.2 above), after the expiration of any applicable Cure Period (as defined below), the Company shall pay a one-time penalty fee to RUSNANO (the “Period 1 Penalty”), calculated as follows:

X=($8,000,000-Y)×(1.102-1)

where

“X” – penalty amount

“Y” – the actual amount allocated by the Company to RusCo during Period 1.

Notwithstanding anything in this Letter Agreement to the contrary, the Period 1 Penalty shall be RUSNANO’s only recourse against the Company in the event the Company fails to meet its funding obligations to Rusco for Period 1 and such failure shall not constitute a breach of this Letter Agreement.

(b)    Period 2 Penalty. Subject to Section 2.3 above, in the event that the Company fails to meet its funding obligations to Rusco for Period 2 (as set forth in Section 2.2 above) after the expiration of any applicable Cure Period (as defined below), the Company shall pay a one-time penalty fee to RUSNANO (the “Period 2 Penalty”), calculated as follows:

X=($8,000,000-Y)×0.10

where

“X” – penalty amount

“Y” – the actual amount of financing provided by the Company to RusCo during Period 2.

Notwithstanding anything in this Letter Agreement to the contrary, the Period 2 Penalty shall be RUSNANO’s only recourse against the Company in the event the Company fails to meet its funding obligations to Rusco for Period 2 and such failure shall not constitute a breach of this Letter Agreement.

(c)    Cure Period. Neither the Period 1 Penalty nor the Period 2 Penalty will apply if the applicable Russian Funding shortfall is cured within one (1) calendar quarter after the relevant measure date (the end of Period 1 and Period 2, respectively) (the “Cure Period”). If the Company and RUSNANO disagree as to whether there has been shortfall for Period 1 and/or Period 2, after the respective Cure Period, either party may initiate an independent financial audit of the RusCo Financial Information, with such independent financial audit to be conducted by independent public accountants of nationally recognized standing, to be mutually agreed upon by the Company and RUSNANO. Any costs incurred in connection with such independent financial audit shall be borne equally by RUSNANO and the Company. Following the Cure Period and the audit, if applicable, the Company shall pay the Period 1 Penalty or the Period 2 Penalty (if either is owed) to RUSNANO within one calendar quarter thereafter. Funding shall include all expenses in accordance with U.S. GAAP, in addition to capital expenditures (versus depreciation/amortization), deposits, prepaids and other assets, certified by the Chief Executive Officer and the Chief Financial Officer of the Company. Irrespective of anything to the contrary under the U.S. GAAP, for purposes of calculating the Russian Funding, all expenses will be deemed to be incurred at the time of payment and no expense shall be depreciated or amortized over a period of time.

(d)    Notice. The Company shall provide written notice to RUSNANO of the amount of funding that it provided to RusCo within 60 days of the First Stage, the Second Stage and the Third Stage, as applicable.

2.6    RusCo Intellectual Property Rights. At the time the formation of RusCo is complete, the Company shall grant RusCo the right to use intellectual property of the Company, as may be necessary to conduct RusCo’s business. The Company may require any intellectual property created by RusCo to be assigned to the Company or a designee of the Company.

2.7    Negative Covenants of the Company Regarding RusCo

(a)    The Company agrees that it will not, without first obtaining the approval of RUSNANO, take any of the actions described on Schedule 1 attached hereto.

(b)    The Company agrees that it will not, without first obtaining the approval of at least one (1) of the RUSNANO appointees to the RusCo Board of Directors, take any of the actions described on Schedule 2 attached hereto.

(c)    The covenants described in Section 2.7 shall terminate upon the earlier to occur of: (i) a decrease in RUSNANO’s equity ownership of the Company’s securities by fifty-one percent (51%) or more; (ii) the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s Common Stock, provided that the aggregate gross proceeds to the Company are not less than $35,000,000; (iii) a Liquidation Event (as such term is defined in the Company’s Certificate of Incorporation, as may be amended from time to time); or (iv) the completion or termination of Quantenna’s funding obligations in RusCo under this Letter Agreement, provided however that RUSNANO shall retain the right to nominate one member to the RusCo Board.

Section 3 Miscellaneous

3.1    Amendments and Waivers. The provisions of this Letter Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given without the prior written approval of each of the Company and RUSNANO.

3.2    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)    if to the Company, one copy should be sent to Quantenna Communications, Inc., 3450 W. Warren Drive, Fremont, California 94538, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to RUSNANO, with a copy to Arthur F. Schneiderman, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; and

(b)    if to RUSNANO, at RUSNANO’s address, facsimile number or electronic mail address as shown in the Company’s records.

Each such notice or other communication shall for all purposes of this Letter Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 5 business days after the same has been deposited with Federal Express with delivery specified within 5 business days of deposit with Federal Express, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address of RUSNANO or the Company.

3.3    Entire Agreement. This Letter Agreement, and the documents entered into in connection with the Financing and dated as of the date hereof (including, without limitation, the I/V Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.4    Successors and Assigns. This Letter Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment.

3.5    Counterparts. This Letter Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

3.6    Headings. The headings in this Letter Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

3.7    Governing Law.  This Letter Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

3.8    Jurisdiction; Venue.  With respect to any disputes arising out of or related to this Letter Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

3.9    Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

3.10    Specific Performance for Section 2.7. It is agreed and understood that monetary damages would not adequately compensate RUSNANO for the breach of the negative covenants of the Company referenced in Section 2.7(a) and (b) and set forth in Schedule I and Schedule II, respectively, of this Letter Agreement, that the negative covenants referenced in Section 2.7(a) and (b) and set forth in Schedule I and Schedule II, respectively, shall be specifically enforceable, and that any breach of the negative covenants referenced in Section 2.7(a) and (b) and set forth in Schedule I and Schedule II, respectively, shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

**********

Very truly yours,

Quantenna Communications, Inc.

/s/ Sam Heidari
                            Sam Heidari
                            Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

OPEN JOINT STOCK COMPANY “RUSNANO”

By: /s/ illegible

Name:

Title:

RUSCO ISSUES

In furtherance to the Term Sheet for Series F Preferred Stock Financing of Quantenna Communications, Inc. signed by RUSNANO and Quantenna on January 19, 2012, below are the corporate governance outline with respect to proposed Russian subsidiary of Quantenna (the “RusCo”). Final approval of this document is subject to legal review.

1.	RusCo Governance	General Shareholders Meeting Board of Directors General Director (Sole Executive Body).
2.	Board of Directors
Five (5) members of the Board of Directors shall be elected by the General Shareholders Meeting for 1 (one) year; and
Rusnano shall be entitled to nominate two (2) of such members of the Board of Directors.
The Board Meetings shall be convened by the Chairman of the Board of Directors, a Rusnano director shall be the Chairman. The Chairman shall not have a casting vote at Board Meetings.
The Board Meetings are eligible (have quorum) if four (4) Board Members are present at the meeting for the issues requiring qualified majority, if three (3) Board Members are present at the meeting for the issues requiring simple majority vote.
During the voting, each Board Member has one vote. All decisions at the Board meetings shall be made by at least three (3) votes.

3.	General Director
The General Director of RusCo shall be appointed by the RusCo Board of Directors for 1 (one) year. General Director shall perform operating management of RusCo business activity within operating activities in compliance with Business Plan and budget agreed by RusCo Board of Directors. In doing so, he/she shall perform any actions required for the execution of the above duty, except for addressing the issues within the responsibilities of other RusCo governance bodies.

4.	Independent Auditors
RusCo shall engage independent auditors from a “Big Four” accounting firm or such other internationally recognized independent auditor firm to be proposed by Rusnano and subject to the reasonable approval of the Company.

5.	Distribution of Profits	RusCo profits shall be reinvested in the business or distributed to the Company annually as per the decision of the RusCo Shareholder and recommendations of the RusCo Board of Directors.
6.	RusCo Investment
In order to ensure Rusnano's right to control the targeted use of the Rusnano's funds being invested in RusCo for the purposes of the Project, RusCo will undertake to be governed by the provisions of Monitoring Regulations which are

Funds Control Terms
to be adopted by RusCo’s Board and pursuant to the terms of the RusCo Account Control Agreement to be entered by RusCo, and which shall be reasonably acceptable to Rusnano. The mechanism for controlling expenditures must provide that:
Bank account agreements may only be entered into, amended or terminated with the prior consent of the RusCo Board and with Rusnano’s consent; and
Funds may only be debited from the account in accordance with the quarterly budget approved by the RusCo Board.

SCHEDULE 1

COVENANTS IN FAVOR OF RUSNANO
WITH RESPECT TO THE OPERATION OF RUSCO

Without the consent of Rusnano, RusCo shall not undertake any:

1.	Amendment of the RusCo charter, including additions thereto, and approval of new revisions of the Charter, including adjustments of the authorized capital of the RusCo;
2.	Election and anticipatory termination of powers of the Board of Directors Members to be appointed by Rusnano
3.	Any increase or decrease in the authorized capital of the RusCo in any manner
4.	Decisions on placement by the RusCo of bonds and other issued securities
5.
Decisions on payment of remuneration and/or reimbursement of expenses related to performance of obligations by members of the Board of Directors of RusCo during the period of performance of obligations, as well as determination of the size of such remuneration and reimbursement

6.	Determination to change the main line of business of RusCo

7.
Decisions on approval by RusCo of interested party transactions in accordance with Article 45 of the Federal Law "On Limited Liability Companies", if the paid amount of the transaction exceeds 2% of the equity value, determined in the accounting report for the last accounting period

8.
Decisions on approval by RusCo of major transactions, related to acquisition, alienation or possibility of alienation of the property by RusCo, directly or indirectly, if its value exceeds the aggregate of 50% of the book value of net assets of RusCo as determined basing on financial statements as of the last reporting date at the date of approval of such transaction

9.	Decisions on delegation, termination or limitation of auxiliary rights and obligations to participant(s) of the RusCo, including of a particular participant of RusCo
10.	Decisions on RusCo's approval of pledge of a share or a part of a share of a participant in the authorized capital of RusCo to a third party (third parties)
11.	Decisions on RusCo's of the real value of the share or a part of the share by the remaining participants of the RusCo to the creditors of the participant, the share whereof is levied execution upon
12.	Decisions on RusCo's payment of the real value of the share or a part of the share, which is levied execution upon, against debt of the participant of the RusCo
13.	Decision on allocation of a share of the RusCo or a part thereof among all participants of the RusCo in proportion to their shares in the authorized capital of the RusCo
14.
Decision on the offer to sell a share of the RusCo or a part thereof to all or certain participants of the RusCo (with no subsequent changes in the shares of the RusCo's participants or with subsequent changes in the shares of the RusCo's participants) or to the third parties. Determination of the price of the share of the RusCo or a part of the share to be sold different from the price, at which the RusCo has acquired such a share

15.	Decisions on making contributions to RusCo's property

The following matters shall be reserved to the decision of the RusCo Board of Directors to be taken by 4 votes of 5, and, without the consent of such Board, there shall be no undertaking by or on behalf of RusCo of any:

1.	Decisions on passing a proposal of voluntary liquidation of RusCo and appointment of liquidation commission
2.	Recommendations for the general meeting of shareholders as to allocation of net profit of RusCo between the shareholders
3.	Recommendations for the general meeting of shareholders as to allocation of profits and losses of RusCo as per results of the financial year
4.	Recommendations for the general meeting of shareholders as to the list and size of funds formed out of RusCo's net profit
5.	Approval of and amendments to the quarterly budgets of RusCo
6.	Approval of and amendments to RusCo's business plans and quarterly budgets, or other similar documents, based whereon RusCo business is finances, and reporting documents on cash spending
7.	Identification of inappropriate use of the funds of RusCo, determination of the amount of such inappropriate use of the funds
8.	Use of reserved and other funds of RusCo.
9.	Forming and liquidation of branches and representative offices of RusCo, approval of regulations on branches and representative offices, and making amendments and additions thereto
10.	Preliminary approval of annual reports and annual accounting balance sheets of RusCo
11.	Decisions on selection of the independent auditor of RusCo's financial and economic activity and assignment of the audit
12.	Approval of the maximum authorized staff, maximum average wage of main RusCo's divisions, determined within the budget of RusCo
13.	Approval of the annual payroll fund of RusCo and its bonus system

14.
Approval and amendment of RusCo's Accounting policy, timely provision of the annual report and other accounting reports to the respective bodies and information on RusCo's activity to other interested parties

15.
Approval of an independent appraiser (appraisers) to determine value of the share and assets of RusCo in cases stipulated by law and RusCo’s charter and by some certain decision of the Board of Directors of RusCo

16.	Approval of internal control procedures for financial and economic activity of RusCo
17.	Approval of the regulation on internal economic control, in-house audit, and inspections
18.
Initiating/settlement of any judicial disputes if the price exceeds the largest of: 500,000.00 Roubles (or an equivalent in other currency) or other judicial disputes material for RusCo's business, as well as decisions on referring such disputes to arbitration courts, execution of settlement agreement, acceptance of claims, denial of claims, as well as any other legal proceedings

19.
Decisions on approval by RusCo of interested party transactions in accordance with Article 45 of the Federal Law "On Limited Liability Companies", if the payment thereunder does not exceed 2% of the property of RusCo based on the book value of net assets of RusCo as determined basing on financial statements as of the last reporting date

20.	Decision on approval by RusCo of major transactions, save as major transactions, approval whereof remains within the competence of the General Meeting of Shareholders of RusCo
21.
Approval of transactions related to acquisition, alienation and possibility to alienate by RusCo of immovable property the aggregate of 5,000,000 Roubles or an equivalent amount in any other currency at the date of execution, amendment or termination of the transaction

22.
Approval of transactions related to acquisition, alienation and possibility to alienate, encumbrance and possibility to encumber by RusCo of exclusive and/or individualization means (save as acquisition of rights to use applications), except the transactions with the Company’s Shareholder

23.
Approval of transactions related to monetary disbursements and/or acquisition, alienation and possibility to alienate by RusCo of property, if its value exceeds within one transaction or a series of interrelated transactions the aggregate of 7,000,000 Roubles or an equivalent amount in any other currency at the date of execution, amendment or termination of the transaction

24.	Approval of transactions related to extension or receipt by RusCo of loans, credits and sureties securing obligations of third parties if the paid amount exceeds 15,000,000 Roubles
25.	Approval of a bill transaction, including issuance by RusCo of the bills, endorsements, bill sureties, and payments irrespective of amounts
26.	Approval of transactions of rent or other term or indefinite use of RusCo's property of over 7,000,000 Roubles.
27.
Decisions on transactions related to:
(i) acquisition, alienation and possibility to alienate stock (shares, and instruments in the authorized or share capital) in other commercial organizations;
(ii) termination of participation or decrease of shares in an authorized or share capital of the other company, alienation of shares and instruments in the authorized or share capital of other organizations; and also on disposition by any other means, including encumbrance, of stocks and shares of other organizations

28.	Decisions on conclusion by RusCo of simple partnership agreements
29.
Approval of the conclusion, amendment and termination of the bank account agreement, bank deposit agreement, settlement and cash services agreement and other agreements with credit organizations (banks), including approval of the terms of such agreements

30.
Decision on issuing a power of attorney on behalf of RusCo, if such power of attorney authorizes a person to close transactions, which should be approved by the General Meeting of the Shareholders or by the Board of Directors

31.
Early termination of powers of the sole executive body of RusCo in case of inappropriate use of investments funds in the amount of 1,000,000.00 Roubles or non-performance of the quarterly budget, approved by the Board of Directors of RusCo, in the amount exceeding 10,000,000.00 Roubles during 2 quarters subsequently

32.	Forming of the sole executive body of RusCo and early termination of the powers of the sole executive body
33.	Decision on suspension of the powers of the management organization (manager) of RusCo

34.
Approval of employment contract with the person acting as the sole executive body of RusCo, including terms of remuneration and other payments and compensations, amendments and additions to the contract, as well as termination thereof including early termination

35.	Decisions on monetary incentive for the general director, holding the director liable
36.	Imposing employment functions of temporarily absent general director to one of the board members
37.
Approval of the financial director, chief accountant; approval of the agreements with the above mentioned persons, including remuneration and other payments and compensations, making amendments and additions thereto

38.
Preliminary approval of labor agreements of personnel of RusCo, providing annual income of an employee, exceeding 2,000,000 Roubles, including remuneration and other payments and compensations, making amendments and additions thereto

39.	Decisions on forming of commercial organizations
40.	Decisions on participation and termination of participation in non-commercial organizations
41.
Decision on use of rights, attached to stocks and shares in the authorized or share capital of other legal entities, held by RusCo, including:
•    decisions on the agenda of general meetings of such commercial organizations;
•    appointment of persons, representing RusCo's interests at the general meetings of such commercial organizations, including voting instructions;
•    proposing candidates to the executive bodies and to managing other bodies of the commercial organizations where RusCo is a participant

42.	Decisions on encumbrance of stock and shares in the authorized or share capital of other legal entities held by RusCo
43.	Election of the board's chairman and early termination of the powers thereof
44.	Approval of the corporate secretary of RusCo and/or secretary of the board of directors
45.	Approval of employment contract with the corporate secretary and/or secretary of the board of directors of RusCo, and passing amendments and additions thereto

46.	Preliminary consent with RusCo's using its priority right to purchase a share or a part of the share in RusCo's authorized capital, or RusCo's refusal to exercise this right
47.	Other questions of competence of the Board of Directors, according to the Charter and the Russian legislation

On behalf of Rusnano:	On behalf of the Company:
_______________________________	_______________________________
By: Georgy Kolpachev	By: Sam Heidari
Date:	Date:

July 09, 2014

Open Joint Stock Company "RUSNANO"
10A prospect 60-letiya Octyabrya
Moscow 117036 Russia
Attn: Dmitry Akhanov

Re:    Agreement Regarding Investment in Convertible Promissory Notes

Mr. Akhanov:

This amended and restated letter agreement (this "Letter Agreement") will confirm our agreement that in connection with its investment in Quantenna Communications, Inc.'s (the "Company") Convertible Promissory Notes (the "Notes"), and for other good and valuable consideration, the receipt and sufficiency are hereby acknowledged, Open Joint Stock Company "RUSNANO" will be entitled to certain additional rights with respect to its shares of Series F-1 Preferred Stock (and Series F-2 Preferred Stock, as applicable) and the Notes, as described below.

WHEREAS, the Company and Rusnano are parties to that certain letter agreement dated as of April 16 , 2012 (the "Prior Agreement") and each of the Company and Rusnano wish to amend and restate the Prior Agreement.

NOW THEREFORE, in consideration of the mutual promises and covenants herein, the parties hereto agree to amend and restate the Prior Agreement as follows:

Section 1 Board Observer

1.1    Board Observer Right

(a)    A representative or agent of RUSNANO (the "Board Observer") shall be entitled to attend and participate in all meetings of the Company' s Board of Directors (the "Board"). The Board Observer shall be entitled to ask questions of and have discussions with the Company's management and members of the Board for a reasonable period of time. The Company shall give the Board Observer copies of all notices, agendas, actions and other materials that the Company provides to the Board for the open session, at the same time such materials are provided to the Board. Notwithstanding the foregoing, the Company reserves the right to withhold any information and to exclude the Board Observer from any meeting or portion thereof if: (1) access to such information or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel (other than the presence of attorneys for minute taking and general purposes); or (2) access to such information or attendance at such meeting would result in a conflict of interest between RUSNANO or the Board Observer and the Company. Any decision to exclude the Board Observer from any Board meeting, or portion thereof, shall be made in good faith, and limited to the highest extent practicable, with a view towards providing RUSNANO with the maximum appropriate presence affordable at such meetings.

(b)    Upon reasonable written notice to the Company, the Board Observer shall be entitled to visit the Company' s properties, examine its books and records, and discuss the Company's business and prospects with its officers and key employees; provided, however, that access to highly confidential proprietary information and facilities may be withheld at the Company's reasonable discretion.

(c)    RUSNANO shall have the right to select its Board Observer, and such Board

Observer may change from time to time upon prior written notice provided by RUSNANO to the Company.

1.2     Confidentiality. RUSNANO agrees, and any representative of RUSNANO that serves as the Board Observer will agree, to hold in confidence and trust and not to disclose any and all information provided to it or learned by it in connection with its rights under Section 1.1 of this letter, except to the extent otherwise required by law, any court of competent jurisdiction, any governmental official or regulatory body and any other regulatory process to which RUSNANO is subject or the rules or regulations of any applicable stock exchange. Notwithstanding the foregoing, the obligation of confidentiality shall not apply to Company confidential information that: (i) is publicly available at the time of its disclosure under Section 1.1; (ii) becomes publicly available following disclosure under Section 1.1 (other than as a result of disclosure by RUSNANO or the Board Observer); (iii) was lawfully in the possession of RUSNANO or the Board Observer prior to disclosure under Section 1.1 (as can be demonstrated by such person's written records or other reasonable evidence) from a source free of any restriction as to its use or disclosure prior to its being so disclosed; or (iv) following disclosure under Section 1.1, becomes available to RUSNANO or the Board Observer from a different source (as can be demonstrated by such person's written records or other reasonable evidence), which source is not bound by any obligation of confidentiality in relation to such information. Additionally, RUSNANO may disclose Company confidential information: (x) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; or (y) to those personnel within RUSNANO who are engaged in RUSNANO's venture capital activities, provided in each case that RUSNANO informs such personnel that such information is confidential, and remains responsible to the Company for such personnel maintaining the confidentiality of such information. If the Board Observer is required to execute any written confidentiality agreement in connection with the exercise of the rights of the Board Observer described in this Section 1, the confidentiality terms of such agreement shall in no event be more restrictive than the terms of this Section 1.2.

1.3    Termination of Board Observer Right. The rights described in this Section 1 shall terminate and be of no further force or effect upon the earlier of the date of: (a) the closing of the sale of the Company securities pursuant to a registration statement filed by the Company under the Securities Act of 1933, as amended, in connection with the firm commitment underwritten offering of its securities to the general public, covering the offer and sale of the Company's Common Stock, provided that the aggregate gross proceeds to the Company are not less than $35,000,000 (an "IPO"); (b) when the Company first becomes subject to the periodic reporting requirement of Sections 12(g) or 15( d) of the Securities Exchange Act of 1934, as amended; (c) a decrease in RUSNANO's equity ownership of the Company's securities by seventy-five percent (75%) or more as determined as of the effective date of the Prior Agreement; or (d) a Liquidation Event (as such term is defined in the Company's Certificate of Incorporation, as may be amended from time to time), which ever event shall occur first. The confidentiality provision hereof will survive any such termination.

Section 2 Company Obligations Regarding the Russian Subsidiary

2.1    Creation and Funding of Russian Subsidiary. On August 29, 2012, the Company formed a Russian Subsidiary under the name Limited Liability Company "Quantenna Communications" ("RusCo") as a wholly owned subsidiary of the Company incorporated in the Russian Federation. The Company will use commercially reasonable efforts to operate RusCo in compliance with the provisions and requirements of RusCo's corporate structure as described on Exhibit A attached hereto. "Russian Funding" for purposes of this Letter Agreement shall include cash transfers from the Company to RusCo, plus unreimbursed expenses allocated to RusCo by the Company as described in Section 2.2. The Company agrees to allocate a budget to RusCo in an aggregate amount of $13 million, with the Russian

Funding to be provided to RusCo and/or to be spent by the Company according to Section 2.2 as follows:

Fund Date:	Investment Amount

December 31, 2014 ("Period 1")	$2,200,000.00

December 31, 2015 ("Period 2")	$1,700,000.00

December 31, 2016 ("Period 3")	$2,000,000.00

December 31, 2017 ("Period 4")	$2,200,000.00

December 31, 2018 ("Period 5")	$2,400,000.00

December 31, 2019 ("Period 6")	$2,500,000.00

Total	$13,000,000.00

The Russian Funding shall be approved by the Board of Directors of the Company (the "Board"). The Company agrees to provide Russian Funding in the applicable Investment Amount on or before the applicable Fund Date for each Period as set forth above.

2.2    Provision of Russian Funding. All Company cash transfers for equity investments in RusCo and for funding RusCo operations in Russia, as well as certain Company expenditures related to RusCo (as provided by this clause), will be included in the Russian Funding. Company expenditures related to RusCo shall include expenditures related to the operation, oversight, and support of RusCo. Such expenditures incurred at the Company for RusCo shall not exceed 20% of the applicable Investment Amount, unless otherwise agreed to by vote of the RusCo Board, and may include employee compensation including benefits, taxes, other employee related matters, capital expenses, deposits, prepaids, other assets, software, hardware equipment, tapeouts, rent, office supplies, utilities, taxes, legal, accounting, and any and all other necessary related operational expenses, as determined by the Board. With respect to project expenses, such as tapeout costs, involving the collaboration of RusCo and the Company, a fraction of the expenditure in such projects shall count towards the Russian Funding equivalent to the fraction of all engineers involved in the project that are RusCo engineers (subject to total 20% limit provided above). All other expenditures by RusCo not otherwise described above shall be included in the Russian Funding. The RusCo Expenses shall be pre-approved by the Board.

2.3Reserved.

2.4Basic Financial Information and Inspection Rights. The Company shall record the allocation of the Russian Funding to RusCo separately on the Company's books and records (the "RusCo Financial Information"). RUSNANO shall be entitled to (a) review the RusCo Financial Information, as soon as practicable, but in any event within ninety (90) days, after the end of each fiscal year of the Company and (b) initiate an independent financial audit of the RusCo Financial Information for each fiscal year, with such independent financial audit to be conducted by independent public accountants of nationally recognized standing, to be mutually agreed upon by the Company and RUSNANO. Any costs incurred in connection with such independent financial audit shall be borne fifty percent (50%) by RUSNANO and fifty percent (50%) by the Company.

2.5Liability in Connection with the Russian Funding

(a)    Penalty for Failure to Fund. By March 31st of each year, the Company and Rusnano will calculate the amount of Russian Funding actually transferred by the Company to RusCo for such applicable Period (the "Actual Funding Amount"). In the event that the Company fails to meet its funding obligations to RusCo for such Period (as set forth in Section 2.1 above), the Company shall pay a one-time penalty fee to RUSNANO (the "Penalty"), calculated as follows :

Penalty = 10% x (0.8 x A - B)

Where:

A = The Investment Amount

B = The Actual Funding Amount

For the avoidance of doubt, a separate penalty shall be assessed for each fiscal year during which the Company fails to meet its funding obligations to RusCo as set forth in Section 2.1.

(b)    Cure Period. No Penalty for any Period shall apply if the applicable Russian Funding shortfall is cured within one (1) calendar quarter after the applicable fiscal year (the "Cure Period"). If the Company and RUSNANO disagree as to whether there has been shortfall for the applicable fiscal year, after the respective Cure Period, either party may initiate an independent financial audit of the RusCo Financial Information, with such independent financial audit to be conducted by independent public accountants of nationally recognized standing, to be mutually agreed upon by the Company and RUSNANO. Any costs incurred in connection with such independent financial audit shall be borne equally by RUSNANO and the Company. Following the Cure Period and the audit, if applicable, the Company shall pay the applicable Penalty to RUSNANO within one calendar quarter thereafter. Funding shall include all expenses in accordance with U.S. GAAP, in addition to capital expenditures (versus depreciation/amortization), deposits, prepaids and other assets, certified by the Chief Executive Officer and the Chief Financial Officer of the Company.

(c)    Notice. The Company shall provide written notice to RUSNANO of the amount of funding that it provided to RusCo within 60 days of each applicable Period as set forth in Section 2.1.

(d)    The penalties described in Section 2.5(a) shall be RUSNANO's only recourse against Company, its affiliates, or assigns in the event Company does not meet its obligations under Section 2 "Company Obligations Regarding the Russian Subsidiary" of this Letter Agreement.

2.6RusCo Intellectual Property Rights. The Company shall grant RusCo the right to use intellectual property of the Company, as may be necessary to conduct RusCo's business. The Company may require any intellectual property created by RusCo to be assigned to the Company or a designee of the Company.

2.7Negative Covenants of the Company Regarding RusCo

(a)    The Company agrees that it will not, without first obtaining the approval of RUSNANO, take any of the actions described on Schedule 1 attached hereto.

(b)    The Company agrees that it will not, without first obtaining the approval of at least one (1) of the RUSNANO appointees to the RusCo Board of Directors, take any of the actions described on Schedule 2 attached hereto .

(c)The covenants described in Section 2.7 shall terminate upon the earlier to occur of: (i) a decrease in RUSNANO's equity ownership of the Company's securities by fifty-one percent (51%) or more; (ii) the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of the Company' s Common Stock, provided that the aggregate gross proceeds to the Company are not less than $35,000,000; (iii) a Liquidation Event (as such term is defined in the Company's Certificate of Incorporation, as may be amended from time to time); or (iv) the completion or termination of the Company's funding obligations in RusCo under this Letter Agreement, provided however that RUSNANO shall retain the right to nominate one member to the RusCo Board.

2.8.Affirmative Covenants of the Company Regarding RusCo

(a)The Company and RUSNANO agree the Russian Funding for Period 1 shall include up to $2,200,000 for services rendered prior to December 31, 2014 pursuant to that certain Services of Development, Adaptation, Modification of Computer Software Agreement entered into by and between the Company and Luxoft Professional LLC ("Luxoft") dated as of July 10, 2013 and that certain Dedicated Center Services of Development, Adaptation, Modification of Computer Software Agreement entered into by and between the Company and Luxoft dated as of July 10, 2013; provided, however, that the Company and RUSNANO hereby further agree that if the Company fails to comply with the covenant set forth in Subsection 2.8(b) below, then the Russian Funding for Period 1 shall not include any amounts paid to Luxoft for services, as contemplated by the initial clause of this Subsection 2.8(a).

(b)The Company agrees to transfer at least thirteen employees from Luxoft to RusCo on or before January 31, 2015 .

(c)The Company and RUSNANO agree that the expenses listed in Appendix B attached hereto shall be considered Russian Funding for Period 1.

2.9.Termination for Political Factors

If, due to political factors between the United States and the Russian Federation, such as sanctions, regulations, laws, or other political actions (the "Sanctions") taken by one country directly against the other, either:

(i) the Company will become prohibited to provide the Russian Funding, and performance of such obligation will be deemed as direct violation of mandatory provisions of the Sanctions;

(ii) the Company becomes prohibited from transferring assets, funds, or intellectual property to RusCo or RusCo becomes prohibited from accepting assets, funds, or intellectual property from the Company;

(iii) RusCo becomes prohibited from providing services for the Company or the Company becomes prohibited from accepting services from RusCo; or

(iv) Company employees become unable to obtain a visa or are otherwise prohibited from visiting the Russian Federation or RusCo employees become unable to obtain a visa or are otherwise prohibited from visiting the United Stated;

then the Company shall be free, upon prior reasonable (but in any case not less than 30 days,

unless the Sanctions require earlier action) notice to RUSNANO, from the obligations according to Section 2 of this Letter Agreement with no further liability.

Given the provisions of applicable Sanctions, the Company and RUSNANO shall take all reasonable actions necessary to renegotiate certain provisions of this Letter Agreement affected by the Sanctions. The Company's obligations according to Section 2 of this Letter Agreement will be suspended for the period of the Sanctions and shall resume within a reasonable amount of time after the Sanctions have been cancelled, unless otherwise agreed by the Parties, provided that if the sanctions last longer than 9 months then the obligations under Section 2 shall terminate permenantly.

Section 3 Miscellaneous

3.1.Amendments and Waivers. The provisions of this Letter Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given without the prior written approval of each of the Company and RUSNANO.

3.2.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a)if to the Company, one copy should be sent to Quantenna Communications, Inc., 3450 W. Warren Drive, Fremont, California 94538, Attn: Chief Executive Officer, or at such other address as the Company shall have furnished to RUSNANO, with a copy to Arthur F. Schneiderman, Esq., Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California 94304; and

(b)if to RUSNANO, at RUSNANO's address, facsimile number or electronic mail address as shown in the Company's records.

Each such notice or other communication shall for all purposes of this Letter Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 5 business days after the same has been deposited with Federal Express with delivery specified within 5 business days of deposit with Federal Express, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address of RUSNANO or the Company.

3.3.Entire Agreement. This Letter Agreement, and the documents entered into in connection with the Note and dated as of the date hereof (including, without limitation, the I/V Agreement) constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof. No party hereto shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein.

3.4.Successors and Assigns. This Letter Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including, without limitation, and without the need for an express assignment.

3.5.Counterparts. This Letter Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

3.6.Headings. The headings in this Letter Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

3.7.Governing Law. This Letter Agreement shall be governed in all respects by the internal laws of the State of California as applied to agreements entered into among California residents to be performed entirely within California, without regard to principles of conflicts of law.

3.8.Jurisdiction; Venue. With respect to any disputes arising out of or related to this Letter Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Santa Clara County in the State of California (or in the event of exclusive federal jurisdiction, the courts of the Northern District of California).

3.9.Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

3.10.Specific Performance for Section 2. 7. It is agreed and understood that monetary damages would not adequately compensate RUSNANO for the breach of the negative covenants of the Company referenced in Section 2.7(a) and (b) and set forth in Schedule I and Schedule II, respectively, of this Letter Agreement, that the negative covenants referenced in Section 2. 7( a) and (b) and set forth in Schedule I and Schedule II, respectively, shall be specifically enforceable, and that any breach of the negative covenants referenced in Section 2.7(a) and (b) and set forth in Schedule I and Schedule II, respectively, shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

**********

Very truly yours,

Quantenna Communications, Inc.

/s/ Sam Heidari_________________
Sam Heidari
Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

OPEN JOINT STOCK COMPANY "RUSNANO"

By: ____________________________________

Name: __________________________________

Title: ___________________________________

Very truly yours,

Quantenna Communications, Inc.

_______________________________
Sam Heidari
Chief Executive Officer

ACKNOWLEDGED AND ACCEPTED:

OPEN JOINT STOCK COMPANY "RUSNANO"

/s/ Yuri Udaltsov
By:	Yuri Udaltsov
Acting on the basis of the power of attorney #3-559
dated February 12, 2014/
No3-559 or 12

RUSCO ISSUES

Below are the corporate governance guidelines with respect to Limited Liability Company "Quantenna Communications", a wholly owned subsidiary of Quantenna incorporated in the Russian Federation ("RusCo").

1.		General Shareholders Meeting Board of Directors General Director (Sole Executive Body).
RusCo Governance

2.
Five (5) members of the Board of Directors shall be elected by the General Shareholders Meeting for 1 (one) year; and

Rusnano shall be entitled to nominate two (2) of such members of the Board of Directors.

The Board Meetings shall be convened by the Chairman of the Board of Directors, a Rusnano director shall be the Chairman. The Chairman shall not have a casting vote at Board Meetings.

The Board Meetings are eligible (have quorum) if four (4) Board Members are present at the meeting for the issues requiring qualified majority, if three (3) Board Members are present at the meeting for the issues requiring simple majority vote.

During the voting, each Board Member has one vote. All decisions at the Board meetings shall be made by at least three (3) votes.

Board of Directors

3.
The General Director of RusCo shall be appointed by the RusCo Board of Directors for 1 (one) year. General Director shall perform operating management of RusCo business activity within operating activities in compliance with Business Plan and budget agreed by RusCo Board of Directors. In doing so, he/she shall perform any actions required for the execution of the above duty, except for addressing the issues within the responsibilities of other RusCo governance bodies.

General Director

4.
RusCo shall engage independent auditors from a "Big Four" accounting firm or such other internationally recognized independent auditor firm to be proposed by Rusnano and subject to the reasonable approval of the Company.

Independent Auditors

5.		RusCo profits shall be reinvested in the business or distributed to the Company annually as per the decision of the RusCo Shareholder and recommendations of the RusCo Board of Directors.
Distribution of Profits

6.
In order to ensure Rusnano's right to control the targeted use of the Rusnano's funds being invested in RusCo for the purposes of the Project, RusCo will undertake to be governed by the provisions of Monitoring Regulations which are to be adopted by RusCo' s Board and pursuant to the terms of the RusCo Account Control Agreement to be entered by RusCo, and which shall be reasonably

RusCo Investment Funds Control

Terms
acceptable to Rusnano. The mechanism for controlling expenditures must provide that:

Bank account agreements may only be entered into, amended or terminated with the prior consent of the RusCo Board and with Rusnano's consent; and

Funds may only be debited from the account in accordance with the quarterly budget approved by the RusCo Board.

SCHEDULE 1

COVENANTS IN FAVOR OF RUSNANO

WITH RESPECT TO THE OPERATION OF RUSCO

Without the consent of Rusnano, RusCo shall not undertake any:

1.	Amendment of the RusCo charter, including additions thereto, and approval of new revisions of the Charter, including adjustments of the authorized capital of the RusCo;
2.	Election and anticipatory termination of powers of the Board of Directors Members to be appointed by Rusnano
3.	Any increase or decrease in the authorized capital of the RusCo in any manner
4.	Decisions on placement by the RusCo of bonds and other issued securities
5.

Decisions on payment of remuneration and/or reimbursement of expenses related to performance of obligations by members of the Board of Directors of RusCo during the period of performance of obligations, as well as determination of the size of such remuneration and reimbursement

6.	Determination to change the main line of business of RusCo
7.

Decisions on approval by RusCo of interested party transactions in accordance with Article 45 of the Federal Law "On Limited Liability Companies", if the paid amount of the transaction exceeds 2% of the equity value, determined in the accounting report for the last accounting period
8.

Decisions on approval by RusCo of major transactions, related to acquisition, alienation or possibility of alienation of the property by RusCo, directly or indirectly, if its value exceeds the aggregate of 50% of the book value of net assets of RusCo as determined basing on financial statements as of the last reporting date at the date of approval of such transaction

9.	Decisions on delegation, termination or limitation of auxiliary rights and obligations to participant(s) of the RusCo, including of a particular participant of RusCo
10.	Decisions on RusCo's approval of pledge of a share or a part of a share of a participant in the authorized capital of RusCo to a third party (third parties)
11.	Decisions on RusCo's of the real value of the share or a part of the share by the remaining participants of the RusCo to the creditors of the participant, the share whereof is levied execution upon
12.	Decisions on RusCo's payment of the real value of the share or a part of the share, which is levied execution upon, against debt of the participant of the RusCo
13.	Decision on allocation of a share of the RusCo or a part thereof among all participants of the RusCo in proportion to their shares in the authorized capital of the RusCo
14.

Decision on the offer to sell a share of the RusCo or a part thereof to all or certain participants of the RusCo (with no subsequent changes in the shares of the RusCo's participants or with subsequent changes in the shares of the RusCo 's participants) or to the third parties. Determination of the price of the share of the RusCo or a part of the share to be sold different from the price, at which the RusCo has acquired such a share

15.	Decisions on making contributions to RusCo 's property

[Schedule II]

The following matters shall be reserved to the decision of the RusCo Board of Directors to be taken by 4 votes of 5, and, without the consent of such Board, there shall be no undertaking by or on behalf of RusCo of any:

1.	Decisions on passing a proposal of voluntary liquidation of RusCo and appointment of liquidation commission
2.	Approval of and amendments to the quarterly budgets of RusCo
3.	Approval of and amendments to RusCo's business plans and quarterly budgets, or other similar documents, based whereon RusCo business is finances, and reporting documents on cash spending
4.	Identification of inappropriate use of the funds of RusCo, determination of the amount of such inappropriate use of the funds
5.	Use of reserved and other funds of RusCo.
6.	Forming and liquidation of branches and representative offices of RusCo, approval of regulations on branches and representative offices, and making amendments and additions thereto
7.	Preliminary approval of annual reports and annual accounting balance sheets of RusCo
8.	Decisions on selection of the independent auditor of RusCo's financial and economic activity and assignment of the audit
9.	Approval of the maximum authorized staff, maximum average wage of main RusCo's divisions, determined within the budget of RusCo
10.	Approval of the annual payroll fund of RusCo and its bonus system
11.

Approval and amendment of RusCo's Accounting policy, timely provision of the annual report and other accounting reports to the respective bodies and information on RusCo's activity to other interested parties

12.

Approval of an independent appraiser (appraisers) to determine value of the share and assets of RusCo in cases stipulated by law and RusCo's charter and by some certain decision of the Board of Directors of RusCo

13.	Approval of internal control procedures for financial and economic activity of RusCo
14.	Approval of the regulation on internal economic control, in-house audit, and inspections

15.

Initiating/settlement of any judicial disputes if the price exceeds the largest of: 500,000.00 Roubles (or an equivalent in other currency) or other judicial disputes material for RusCo's business, as well as decisions on referring such disputes to arbitration courts, execution of settlement agreement, acceptance of claims, denial of claims, as well as any other legal proceedings

16.

Decisions on approval by RusCo of interested party transactions in accordance with Article 45 of the Federal Law "On Limited Liability Companies", if the payment thereunder does not exceed 2% of the property of RusCo based on the book value of net assets of RusCo as determined basing on financial statements as of the last reporting date

17.	Decision on approval by RusCo of major transactions, save as major transactions, approval whereof remains within the competence of the General Meeting of Shareholders of RusCo
18.

Approval of transactions related to acquisition, alienation and possibility to alienate by RusCo of immovable property the aggregate of 5,000,000 Roubles or an equivalent amount in any other currency at the date of execution, amendment or termination of the transaction

19.

Approval of transactions related to acquisition, alienation and possibility to alienate, encumbrance and possibility to encumber by RusCo of exclusive and/or individualization means (save as acquisition of rights to use applications), except the transactions with the Company's Shareholder

20.

Approval of transactions related to monetary disbursements and/or acquisition, alienation and possibility to alienate by RusCo of property, if its value exceeds within one transaction or a series of interrelated transactions the aggregate of 7,000,000 Roubles or an equivalent amount in any other currency at the date of execution, amendment or termination of the transaction

21.	Approval of transactions related to extension or receipt by RusCo of loans, credits and sureties securing obligations of third parties if the paid amount exceeds 15,000,000 Roubles
22.	Approval of a bill transaction, including issuance by RusCo of the bills, endorsements, bill sureties, and payments irrespective of amounts
23.	Approval of transactions of rent or other term or indefinite use of RusCo's property of over 7,000,000 Roubles.

24.

Decisions on transactions related to:

(i) acquisition, alienation and possibility to alienate stock (shares, and instruments in the authorized or share capital) in other commercial organizations;

(ii) termination of participation or decrease of shares in an authorized or share capital of the other company, alienation of shares and instruments in the authorized or share capital of other organizations; and also on disposition by any other means, including encumbrance, of stocks and shares of other organizations

25.	Decisions on conclusion by RusCo of simple partnership agreements
26.

Approval of the conclusion, amendment and termination of the bank account agreement, bank deposit agreement, settlement and cash services agreement and other agreements with credit organizations (banks), including approval of the terms of such agreements

27.

Decision on issuing a power of attorney on behalf of RusCo, if such power of attorney authorizes a person to close transactions, which should be approved by the General Meeting of the Shareholders or by the Board of Directors

28.

Early termination of powers of the sole executive body of RusCo in case of inappropriate use of investments funds in the amount of 1,000,000.00 Roubles or non-performance of the quarterly budget, approved by the Board of Directors of RusCo, in the amount exceeding 10,000,000.00 Roubles during 2 quarters subsequently

29.	Forming of the sole executive body of RusCo and early termination of the powers of the sole executive body
30.	Decision on suspension of the powers of the management organization (manager) of RusCo
31.

Approval of employment contract with the person acting as the sole executive body of RusCo, including terms of remuneration and other payments and compensations, amendments and additions to the contract, as well as termination thereof including early termination

32.	Decisions on monetary incentive for the general director, holding the director liable
33.	Imposing employment functions of temporarily absent general director to one of the board members

34.

Approval of the financial director, chief accountant; approval of the agreements with the above mentioned persons, including remuneration and other payments and compensations, making amendments and additions thereto

35.

Preliminary approval of labor agreements of personnel of RusCo, providing annual income of an employee, exceeding 2,000,000 Roubles, including remuneration and other payments and compensations, making amendments and additions thereto

36.	Decisions on forming of commercial organizations
37.	Decisions on participation and termination of participation in non-commercial organizations
38.

Decision on use of rights, attached to stocks and shares in the authorized or share capital of other legal entities, held by RusCo, including:

• decisions on the agenda of general meetings of such commercial organizations;

• appointment of persons, representing RusCo's interests at the general meetings of such commercial organizations, including voting instructions;

• proposing candidates to the executive bodies and to managing other bodies of the commercial organizations where RusCo is a participant

39.	Decisions on encumbrance of stock and shares in the authorized or share capital of other legal entities held by RusCo
40.	Election of the board's chairman and early termination of the powers thereof
41.	Approval of the corporate secretary of RusCo and/or secretary of the board of directors
42.	Approval of employment contract with the corporate secretary and/or secretary of the board of directors of RusCo, and passing amendments and additions thereto
43.	Preliminary consent with RusCo's using its priority right to purchase a share or a part of the share in RusCo's authorized capital, or RusCo's refusal to exercise this right
44.	Other questions of competence of the Board of Directors, according to the Charter and the Russian legislation

On behalf of Rusnano	On behalf of the Company

/s/ Yuri Udaltsov	/s/ Sam Heidari
By: Yuri Udaltsov	By: Sam Heidari
Title: Chief Executive Officer

Date:	Date: July 09, 2014

On behalf of Rusnano	On behalf of the Company

/s/ Yuri Udaltsov
By: Yuri Udaltsov	By: Sam Heidari
Title: Chief Executive Officer

Date:	Date: July 09, 2014

Approved by the Board of Directors

Minutes No. dated __________ 2012

Funds Expenditure Regulations
of Limited Liability Company

Terms and Definitions:

Project
A project involving the development and manufacture of Products, including (i) construction and commissioning of a scientific research and production center in the Russian Federation for the purpose of Product manufacture; and (ii) maintenance of the scientific research center carried out along with the Unified Institute of High Temperatures of the Russian Academy of Sciences or by appointed person of this organization.

Company	Limited Liability Company, address: Russian Federation, , Moscow, street, house , building building
Company Member
Quantenna Communications, Inc., a company founded and pursuing its activities according to the laws of the Delawer state (USA), registered at the address: 3450 U. Warren Avenu, Fremont, California 94538.

Company Bank
A credit organization servicing the Company's needs based on a bank account contract stipulating overseeing by such organization of the intended use of funds in payment transactions performed by the Company.

Bank account contract
A bank account contract concluded between the Company and the Company’s Bank, which provides for overseeing of the intended use of the investment funds in payment transactions performed by the Company.

ROSNANO
Open Joint Stock Company “ROSNANO” created after restructuring the state corporation “Russian Corporation of Nanotechnologies” in the form of transformation and pursuing its activities according to the laws of the Russian Federation, registered at the address: Russian Federation, 117036, Moscow, 60-letiya Oktyabrya Av. 10A, OGRN 1117799004333.

Investment funds
Funds (including borrowed and/or credit funds) which a Company Member and/or another third party hands over to the Company in order to support the Project, and funds which the Company received as a result of business activities.

Current costs
Semi-fixed costs which are incurred by the Company’s activities, including administrative and general business costs, expenses associated with payments required by the law, which are intended to support the Company's operations.

Project budget	An estimate of the Company's expenses and income approved by the Board of Directors and covering the entire investment cycle of the Project.
Quarterly budget of the Company (Quarterly budget)
A document with an estimate of the Company's expenses and income for a 3-month period and other information, approved by the Board of Directors and drawn up in compliance with the present Regulations and other legally binding Project documents.

Business plan	A document approved by the Board of Directors and comprising the following basic sections: income budget, expenses budget and Project activities plan.
Special account
The company's settlement account with the Company's Bank the servicing of which includes overseeing by such credit organization of the intended use of funds in payment transactions performed by the Company.

ROSNANO representative	A representative, a member of the Board of Directors, who is elected from a group of candidates put forward by ROSNANO.

1 General Provisions

1.1	The present Regulations (further referred to as “the Regulations”) provide guidelines for investment funds expenditure performed by the Company.

1.2	The key principles of Investment funds expenditure are:

•	Observing the rights and legal interests of Member and ROSNANO;

•	Enabling Company Member and ROSNANO to oversee the Investment funds expenditure control system specified in the present Regulations;

•	Timely, reasonable and highly transparent nature of control procedures.

1.3
The Board of Directors may agree other planning periods and Company’s budget approval, and reporting periods to the effect that they differ from those specified by the present Regulations. For the purposes of the present Regulations the term Quarterly budget shall also refer to a budget approved for such other period according to this paragraph.

2 Transfer of Investment Funds by Member

2.1
Investment funds shall be transferred by the Member to the Company within the time-frame specified by the charter documents and other legally binding Project documents. However, the Company shall perform the following activities and meet the following requirements prior to transfer of Investment funds:

2.1.1	The Company Charter shall provide for:
2.1.1.1. Making the Board of Directors entitled to handle the following issues: (a) approval of conclusion, modification and termination of the Bank account contract, as well as approval of contract conditions; (b) approval of the Company budget/Quarterly budget (or other similar document which the Company's financial operations are based on);
2.1.1.2. ROSNANO representatives' right and legal opportunities to block the resolutions of the Board of Directors concerning issues specified in paragraph 2.1.1.1 of the present Regulations;
2.1.1.3. Informing the members of the Board of Directors about the budget execution progress by distributing reports drawn up in appropriate formats.

2.1.2
Should any companies emerge which are subsidiary to the Company (low-level companies): Such companies' charters shall contain provisions which (a) shall give the top level Company the right and legal opportunities (directly or via its representatives in the Board of Directors): to approve resolutions concerning conclusion, modification and termination of a contract and contract conditions between the Bank and the low level project company, approve the Budget of the low level project company, (b) shall give ROSNANO representatives the right and legal opportunities to block resolutions concerning these issues and the issues of providing financial support from the top level project company, (c) shall limit the authority of the low level company's individual executive body to perform transactions by the amounts set forth in the approved Budget;

2.1.3	The bank account contract containing the conditions specified in p. 4.2 of the present Regulations shall be concluded between the Company and the Company Bank.

3
General Director or his/her authorized representative shall inform (via electronic communication channels/telephone/fax) the ROSNANO representative about the arrival of the initial payment no later than the day following the day of crediting the Special account of the Company with the funds.Provision of Borrowed Funds by ROSNANO

3.1
If the Project is based on Borrowed funds provided by ROSNANO to the Company, the loan or credit contract, or any other legally binding document shall include, without limitation, the following material conditions:

•	meeting the requirements specified in p. 2.1 of the present Regulations;

•	intended character of the loan – provision of Borrowed funds in order to support the Project;

•
step-by-step provision of Borrowed funds (in tranches) according to the Business plan and(or) the Quarterly budget of the Company and (or) the key points of the Project schedule approved by the Board of Directors of the Company. Each subsequent tranche shall be transferred subject to approval by the Managing Director of the report detailing the intended use of the previous tranche;

•
Company's obligation to meet the requirements of the present Regulations regarding Investment funds expenditure control, including the preparation of monthly funds expenditure reports as required by the present Regulations;

•	ROSNANO's right of access to the Company's documents associated with funds expenditure (including those concerning the Budget, Quarterly budget).

•	The loan contract shall be first approved by a Company's management body which is entitled to deal with this issue.

3.2
Provisions of this section shall also be applicable in case ROSNANO acquires debt securities, including convertibles, of the Company and in case the Company enters loan contracts guaranteed by ROSNANO during the Project life, taking account of any particular details of such circumstances.

4 Approval of Company's Quarterly Budget
________________________
1 Hereinafter, any reference to General Director shall be interpreted as " General Director or his/her authorized representative".

4.1
General Director of the Company shall prepare a Quarterly budget draft and submit it for approval of the Board of Directors of the Company at least 15 (fifteen) days before the beginning of the next quarter. The first Quarterly budget shall be submitted for approval of the Board of Directors of the Company and approved within the shortest possible reasonable time. The first Quarterly budget may also be approved before transfer of funds by the Member and/or arrival of Borrowed funds.

4.2
The approved Quarterly budget shall be submitted for approval of the Board of Directors of the Company. The chairman shall ensure that budget review by the Board of Directors is finished at least 10 (ten) days before the beginning of the next period for which the budget is adopted.

4.3
The Quarterly budget may provide for reserved amounts of unforeseen payments to cover unplanned and urgent expenses of the Company during the period. The size of such reserved amounts shall be fixed based on the suggestion put forward by General Director of the Company, but shall not exceed 10 (ten) percent of the amount of unplanned expenses of name-indexed budget items.

4.4
The Quarterly budget approved by the Board of Directors of the Company shall be sent by General Director to all members of the Board of Directors of the Company, and to the Bank no later than 3 (three) working days after its approval.

4.5
In case the Board of Directors of the Company fails to approve the Quarterly budget before the beginning of the corresponding period, the Company shall have the right to use its account to cover the current expenses.

4.5.1	The current expenses specified in Annex No.1 to the present Regulations shall not exceed the actual amount of similar expenses of the previous period;

4.5.2	Labor costs, as wells as payments required by the law shall be covered and made unconditionally;
________________________
2 Payments required by the law - taxes, fees and other mandatory payments made in favor of a budget of a corresponding level of the budget system of the Russian Federation and (or) state non-budget funds according to the law of the Russian Federation, including fines, penalties and other sanctions imposed for non-fulfillment or improper fulfillment of the obligations to pay tax  taxes, fees and other mandatory payments made in favor of a budget of a corresponding level of the budget system of the Russian Federation and (or) state non-budget funds, as well as administrative fines.

4.5.3
Funds expenditure limits shall not apply to expenses specified in para. 3.5.2 of the present Regulations. Labor costs shall refer to wages of the Company employees, including additional payments and other payments as required by the law of the Russian Federation (these expenses shall not include Company employees' premiums, annual and intermediate bonuses);

4.5.4
The specified financing scheme, in case the Board of Directors of the Company fails to approve the Quarterly budget before the beginning of the corresponding period, shall be valid for a period not exceeding 3 months from the expiration date of the last Quarterly budget.

5 Procedure for Company Investment Funds Expenditure. Interaction with Company Bank

5.1	General Director of the Company shall ensure availability of a Special account for the Company, which is used to oversee the intended use (expenditure) of funds according to the budget.

5.2	Overseeing of the intended use of Investment funds shall be implemented by including, without limitation, the following conditions in the contract with Company Bank:

•
Company Bank's obligation to debit the Special account only upon presentation of the Quarterly budget by the Company and an excerpt from the minutes of the Board of Directors related with approval of the Quarterly budget;

•
Company Bank's obligation to debit the Special account according to payment details (payment details shall refer to, without limitation, contractor's name, contractor's INN, contract date and number) and within the amount limits specified in the approved Quarterly budget;

•	Company Bank's obligation to submit completed transactions reports to the Company;

•
Possibility to debit the Special account in case the Company's Quarterly budget does not receive approval (Quarterly budget modifications) in order to cover the current expenses of the Company based on the provisions of para. 3.5 of the present document;

•	Other limitations associated with funds expenditure if such limitations are set forth in the Company's Charter.

5.3
The Company's Bank shall be elected at ROSNANO suggestion and approved by the Board of Directors of the Company. Appointing organizations affiliated with project participants making up one group of people and/or coordinating their actions in any other manner shall only be possible in case the Company's Charter contains provisions canceling such participants' right to block resolutions of Company management bodies regarding the issues of conclusion and modification of the Bank account contract, or allocation of temporarily free investment funds.

This paragraph shall not apply in case the Bank acts as a guarantor towards Russian banks which are creditors to the Company and/or a guarantor towards foreign banks which are creditors to the Company for export and import operations.

5.4	Conclusion, modification and termination of the Bank account contract with the Company Bank shall be based on the resolution of the Board of Directors of the Company.

5.5
The Company may place temporarily free Investment funds in deposits of various terms with banks that approved by the Board of Directors of the Company on conditions of return of the allocated funds to the Special account.

5.6	Provisions guaranteeing return of funds and specifying deposit requirements shall appear in the resolution of the Board of Directors of the Company.
6 Expenses Exceeding Quarterly Budget of the Company

6.1
In case any additional expenses are required (in excess of amounts specified in corresponding items of the Company's Quarterly budget, or representing amounts not covered by the Quarterly budget) General Director of the Company shall be entitled to finance such additional expenses using and within the limits of line “Unplanned payments reserved amount” provided for in the Quarterly Budget.

6.2
In case the Company makes payment using line “Unplanned payments reserved amount”, General Director shall inform the members of the Board of Directors of the Company about this fact no later than the next working day and report the details (including, without limitation, payment function, payment amount, payment) and payment basis.

6.3
In case funds of the corresponding Quarterly budget lines are not sufficient General Director may call a meeting of the Board of Directors of the Company to review the offered changes (corrections) to the Quarterly budget, with attachment of documents providing the basis for additional expenses and the corresponding amounts.

6.4
In case the Board of Directors of the Company agrees to approve the changes (corrections) to the Quarterly Budget, General Director of the Company submits this resolution to the Bank in order to make payments.

7 Quarterly budget execution reports

7.1	Preparation of Quarterly budget execution reports shall be the responsibility of General Director of the Company.

7.2
General Director of the Company shall draw up a Quarterly budget execution report based on documented information about Investment funds transferred to the Company's contractors, attaching Company Bank's reports detailing funds expenditure using the Special account.

7.3
Monthly reports about Quarterly budget execution shall be submitted by General Director to the members of the Board of Directors of the Company no later that the 5th working day of the month following the report month.

7.4	Quarterly reports about Quarterly budget execution shall be reviewed by the Board of Directors of the Company.

8 Final Provisions

8.1	The Regulations come into force from the moment of approval thereof by the Board of Directors of the Company and shall be valid until cancellation.

8.2	Any changes and additions to the Regulations shall be approved by the Board of Directors of the Company.

Annex No.1

List of Current Expenses

Expense Code	Expense Description
20104	Electricity
20201	Equipment maintenance services provided by contractors
20202	Transportation services
20501	Communication and data transfer services
20502	Public services
20504	IT services
20505	Auditing services
20506	Legal services
20508	Fire safety and private security services
20600	Travel and representation expenses
20700	Rent (leasers)
20800	Leasing
20900	Insurance expenses
21200	Environment protection expenses (excluding any duties and payments(lines [21300] and 21400))
21300	Health and safety protection expenses
21400	Social expenditures
21700	Credit organization services (excluding expenses specified in lines [______])
22100	Voluntary medical insurance
22400	Expenses associated with annual general meeting of company members

ADDITIONAL AGREEMENT
to the Bank Account Agreements ( No. __________ as of _______________, No. __________ as of _______________, No. __________ as of _______________ and to the Service Agreement with Use of Client-Sberbank System No. __________ as of _______________

___________ city                                    ___________ 20__

Sberbank of Russia Open Joint Stock Company, Sberbank OJSC, hereinafter referred to as a”Bank”, represented by ________________________________________, acting on the basis of ___________________________ on one part, and _______________________, hereinafter referred to as a “Client”, represented by ________________________________________, acting on the basis of _____________________ on the other part, collectively referred to as “Parties”, concluded this Additional Agreement to the Bank Account Agreements No. ____ as of __________, No. _____ as of _______________, No. ______ as of ______________ (hereinafter - Bank Account Agreements) and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________ (hereinafter collectively referred to as - Agreements) on the following:

1.
Any terms, which are written capitalized in the text of this Additional Agreement, but do not have a definition, shall have the meaning, specified in the Agreements or in the Process Scheme (as defined below).

2.
The Client assigns to perform account transactions concerning the Client’s Account(s), opened in the Bank in accordance with the Bank Account Agreements, on crediting funds from the Account(s) in case of correspondence of the amount of a payment with the Budget, approved by the Board of Directors of the Client (hereinafter - Budget) to the Bank. The budget shall be provided to the Bank not later than 3 (three) working days prior to the beginning of a new Planning Period (hereinafter the term “Planning Period” shall be interpreted as a period of time, defined by the Board of Directors of the Client, for which a Budget shall be approved). In case the Client fails to transfer the duly approved Budget to the Bank, upon the beginning of the first day of the new Planning Period and until the transfer of the approved Budget by the Client to the Bank, the Bank shall not file the settlement (payment) documents, except for the payments, connected with the current expenses of the Client for the current period, connected with labor compensation to the employees of the project company (the Client) and the other mandatory payments in accordance with the legislation, as specified in the section 2 of the Process Scheme (Annex No. 1 to this Additional Agreement).

3.
The Bank shall perform monitoring and control over writing off the funds from the Account(s) under the settlement (payment) documents in accordance with the conditions, provided for by this Additional Agreement and the Process Scheme of maintenance of the Client’s account in the mode of monitoring and control over intended expenditure of funds, which is an integral part of this Additional Agreement (hereinafter - Process Scheme) (Annex No. 1 to this Additional Agreement). The requirements to the Budget presentation are established by the Process Scheme.

4.
The Client shall transfer the settlement (payment) documents for performance of debit account operations to the Bank only in the electronic form, by means of Client-Sberbank System, used in accordance with the Service Agreement with Use of Client-Sberbank System No. _______ as of ______________ (hereinafter - Client-Sberbank System). The Bank shall not file the settlement (payment) documents of the Client, transferred to the Bank in hard copies, except for the cases of provision of the cheques by the Client to the Bank, as well as inability to use Client-Sberbank System, which occurred due to the fault of the Bank or by the circumstances, beyond the control of the Parties.

5.	The Client assigns to the Bank to perform cash withdrawal from the Client’s Account(s) under the cheques, in the amount, not exceeding 10,000 (ten thousand) rubles per month.

6.
In case of purchase / sale (conversion) of the foreign currency by the Bank under the assignment of the Client, the converted amounts can be credited only to the Client’s Account(s), opened in accordance with the Bank Account Agreements, specified in this Additional Agreement. Otherwise the Bank shall deny the performance of the transaction to the Client. Correspondence of the amounts of the conversion transactions to the Budget is not required.

7.
The Client assigns to the Bank to perform the transfer of the funds from the Client’s Account(s) to the Client’s deposit, opened in the Bank, in case the conditions of the bank deposit agreement stipulate refunding to the Account(s), which are controlled under this Additional Agreement. The correspondence to the Budget of the transactions on crediting funds to the deposit, provided for by this point, is not subject to control.

8.
At the receipt of a payment order on transfer of funds in foreign currency from the Client, the Bank shall account the ruble equivalent of the transferred amount, calculated under the exchange rate of the Central Bank of the Russian Federation as of the date of payment, for the purposes of control of its correspondence with the Budget.

9.
The Client assigns to the Bank by means of Client-Sberbank System, on the basis of this Additional Agreement, to provide the limited access rights to the Account(s) of the Client, provided to the Authorized Representatives of the Client (hereinafter the term “Authorized Representatives” implies the persons, specified in the Annex No. 2 to this Additional Agreement), the right on conduction of a communication session, exchange of information messages with the Bank, scanning of the Electronic Payment Documents of the Client and the request for the Account(s) Statement, for which the Supervisory Workplace in Client-Sberbank is installed to the Client. In case of any updates to the list of the Authorized Representatives, the Client shall provide a new list to the Bank, accompanied by the abstract of the decision of the Board of Directors of the Client. The Bank shall apply the new list upon the moment of making the correspondent updates to this Additional Agreement.

10.
The Client assigns to the Bank to provide the Authorized Representatives with the abstract and the other information, concerning the Account(s) under their written request or the request, sent by means of Client-Sberbank System.

11.
The Bank shall accept the settlement (payment) document of the Client, check the availability of the Electronic Payment Document of the Client’s Authorized Representatives (signature of the Authorized Person (Persons) and the seal impression - in case of provision of a settlement (payment) document in a hard copy), the details of the settlement (payment) document, its completeness, correspondence of the amount and the purpose of payment with the Budget, as well as the other positions and issues, specified in the Process Scheme, and in case of successful fulfillment of this procedure, perform the corresponding Client’s account transactions. The documents, which do not correspond with the abovementioned requirements, shall not be filed by the Bank and shall be returned to the Client.

12.
In case the Bank has any remarks or needs to get additional explanations concerning the filing of the settlement (payment) document, the Bank is entitled to request these explanations and/or documents from the Client and its Authorized Representatives. The corresponding request shall be sent to the Client and its Authorized Representatives by means of Client-Sberbank System within 2 hours, in case of receipt of the settlement (payment) document in the working hours of the Bank, and not later than within the first 2 hours of operation in the following working day, in case of receipt of the payment document upon the end of working hours of the Bank. Herewith the time of filing such document shall be shifted for the period of time, required for compliance with the remarks and/or getting the required explanations. In case of receipt of the required additional explanations within the operation hours of the Bank, implementation of the settlement (payment) document shall be performed on the current day, and in case of their receipt upon the operation hours - on the following banking day.

13.	The Bank shall reject payments in the cases and in the order, provided for by the Process Scheme, this Additional Agreement, the Agreements and the legislation of the Russian Federation.

14.
The monthly payment for “______________” shall be written off by the Bank without further authorization from the account of the Client No. ____________________ in _________________________ Sberbank of Russia OJSC, not earlier than on the last operation month, when the service was provided in the amount, provided for in the Annex No. 3 to this Additional Agreement (Rates of the Bank).

15.
The Bank is entitled to unilaterally introduce new and update current Rates for the services of the Bank under this Additional Agreement, the procedure and the terms of charging, by notification of the Client and the Authorized Persons not later than 30 calendar days upon the date of coming into effect of the corresponding updates. The notification on fixing the rates under this Additional Agreement shall be sent to the Client and the Authorized Persons by the Bank in the form of an electronic official information document by means of Client-Sberbank System.

16.
Upon the moment of signature of this Additional Agreement the provisions of the Agreements (including the Annexes) shall be implemented, taking into account the conditions of this Additional Agreement.

17.
The updates and the additions to the conditions of this Additional Agreement, as well as its termination, except for the cases, provided for by the p. 15 and the p. 18 of this Additional Agreement, shall be performed only under mutual agreement between the Parties, executed in writing, in accordance with the corresponding decision of the Board of the Directors of the Client, which shall be transferred to the Bank prior to signature of the corresponding additional agreement.

18.	This Additional Agreement shall be terminated:

•	upon the moment of expiration of the Agreements;

•
after 3 working days upon the date of getting a written notification from the Client on termination of this Additional Agreement by the Bank in case of provision of the corresponding decision of the Client’s Board of Directors;

19.	The relations between the Parties shall be governed by the Agreements, this Additional Agreement and the legislation of the Russian Federation.

20.	This Additional Agreement is executed in Russian language.

21.	This Additional Agreement is executed in two counterparts of equal legal power, one for each of the Parties.

22.	The law of the Russian Federation shall be the applicable law.

23.
This Additional Agreement shall be an integral part of this Agreement. In case of any controversy between this Additional Agreement and the conditions of the Agreements, this Additional Agreement shall prevail.

24.	Addresses and Banking Details of the Parties:

Bank: Location: _____________________________________________ Details: __________________________________ (position of the authorized representative of the Bank)	Client: Location: _____________________________________________ Details: ___________________________________ (position of the authorized representative of the Bank)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 1

to the Additional Agreement as of _______________ 2012 to the Bank Account Agreements ( No. ____ as of __________, No. _____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______as of _______________

Process Scheme of Maintenance of the Client’s Account(s)

1. General Provisions

1.1.Maintenance of the Client’s Account(s) shall be performed by the Bank in accordance with the Bank Accounts Agreements.

1.2.Monitoring and control over the payments implies check of correspondence of the intended expenditure of the funds from the Account(s) with the following documents, approved by the Board of Directors of the Client and provided to the Bank, by the Bank:

•	the Budget of the Client for the period (Planning Period), defined by the Board of Directors of the Client;

•	amendments to the Budget for the current Planning Period within the limits, established by the Budget;

•	the new Budget for the current Planning Period.

1.3.-The bank undertakes the obligations on writing off the funds from the Account(s) on the basis of the settlement (payment) documents of the Client under the procedure of control, established by this Process Scheme, and shall be liable before the Client for violation of these obligations in the form of compensation of the amount of the payment, concerning which the violation of the procedure of control was committed, in accordance with the section 4 of this Process Scheme, to the full extent, to the account of the Client not later than on the following working day upon the discovery of such violation and payment of the interest on that sum to the Client under the procedure and in the amount, provided for by the articles 856 and 395 of the Civil Code of the RF, for the period from the date of writing off the funds from the Account to the date of refunding the amount to the Account. In case of unreasoned transfer of funds to a contractor, the Client is obliged to conclude an agreement on assignment of claim to the contractor with the Bank with the simultaneous notification of the contractor on the performed assignment of claim and transfer all the documents, required for charging.

1.4.The Bank undertakes the obligations on sending the reports and the other information in accordance with the requirements of this Process Schedule to the Client and is obliged to pay a fine, amounting to 1000 (one thousand) rubles (inclusive of VAT) to the Client for each fact of violation of these obligations. The amount of the fines for the month, paid by the Bank, shall not exceed the amount of the rate “______________”, established for the Client. The fines for the accounting month shall not be postponed to the following month.

1.5.The Bank shall not be liable for the loss, incurred by the Client as a result of the Bank’s refusal/suspension of filing the settlement (payment) documents, executed and/or provided with violation of the conditions, provided for by this Process Scheme and the other agreements with the Client.

2. Preparation and Provision of the Budget to the Bank

2.1.The Budget shall be provided to the Bank not later than 3 (three) working days prior to the beginning of the Planning Period. The amendments to the Budget and the new Budget for the current Planning Period shall be transferred to the Bank 3 (three) working days prior to the first supposed payment. The Budget shall be provided with attachment of the minutes (abstract from the minutes) of the meeting of the Board of Directors of the Client, devoted to approval of the Budget. The minutes (abstract from the minutes) shall be executed in accordance with the requirements of the point 3.7 of this Process Scheme. The Bank on the basis of the documents, provided by the Client, shall check if the person, who certified the minutes (the abstract from the minutes) of the meeting of the Board of Directors of the Client, where the decision on the Budget approval was made, had the corresponding powers.
The details of the agreements with the contractors, the numbers of the subitems of the Expense Items Code (hereinafter the “Expense Items Code” implies the code of the expense items, specified in the Budget), the amounts of limits of the Agreements (the subitems of the Expense Items Code), not specified in the Budget, as well as their changes, shall be provided by the Client to the Bank by means of Client-Sberbank System in the form of a scanned image of the document (letter), containing the abovementioned information, the signatures of the Chief Executive Officer and the Chairman of the Board of the Client, as well as in the form of Microsoft Excel 2003 file under the form, provided for by the Annex No. 4 to this Process Scheme. The sum of the limits of the subitems of the Expense Items Code shall not exceed the limit of the main item of the Expense Items Code. Both files shall be signed with the EDS of the Chairman of the Board of Directors and the EDS of the Chief Executive Officer of the Client or the person, who acts for him/her. In case the amount under each agreement (the subitems of the Expense Items Code), specified in this paragraph, document (letter) and file, does not exceed 750,000 (seven hundred and fifty thousand) rubles, it is permissible to have only the signature of the Chief Executive Officer of the Client in the document (letter), specified in this point; the files shall be signed only with the EDS of the Chief Executive Officer of the Client as well.
In case of receipt of the files, not signed with the EDS in accordance with the requirements of this point, by the Client, the Bank shall not recognize the amendments to the Budget, provided for by such file.
2.2.In case of failure to approve the Budget by the Board of Directors of the Client or failure to provide the Budget for the Planning Period to the Bank within the term, specified in the point. 2.1 of this Process Scheme, the Bank shall not file the payment orders from the Client until the presentation of the Budget, except for the expenses under the procedure, established by this point.
The current expenses, specified in the Annex No. 5 to this Process Scheme of Maintenance, can be performed in the amount, not exceeding the amount of the current expenses, fixed by the Budget for the previous period;
The expenses, connected with labor compensation, as well as the mandatory payments in accordance with the legislation The mandatory payments in accordance with the legislation of the Russian Federation - taxes, levies and other mandatory contributions, paid to the budget of the corresponding level of the budget system of the Russian Federation and (or) state non-budget funds under the procedure and the conditions, which are provided for by the legislation of the Russian Federation, including fines, penalties and other sanctions for non-fulfillment or improper fulfillment of the obligation on payment of the taxes, levies and other mandatory contributions to the budget of the corresponding level of the budget system of the Russian Federation and (or) state non-budget funds, as well as administrative fines. are subject to unconditional payment. The expenses on labor compensation imply the expenses for labor compensation to the Client’s employees, including perks and benefits, provided for by the legislation of the Russian Federation (these expenses shall not include the expenses, connected with incentive rewards, namely, additional payments, rewards and other incentive rewards, including annual and interim bonuses). The Client assigns to the Bank not to file the payments, specified in this point, upon the expiration of 3 (three) months upon the date of expiration of the last approved Budget.

2.3.The Client shall provide the electronic version of the Budget in the form of a Microsoft Excel 2003 file with the property “only for reading, editing is protected by the password, not known by the Bank” by means of Client-Sberbank System simultaneously with provision of the Budget in a hard copy in accordance with the point 2.1 of this Process Scheme. The form of contents of the information in the file is specified in the Annex No. 1 to this Process Scheme. The full liability concerning correspondence of the electronic version of the Budget with the provided original Budget shall be borne by the Client.

2.4.The amendments to the Budget or the new Budget for the current period, approved by the Board of Directors of the Client, shall be provided to the Bank under the procedure, provided for by the points 2.1 and 2.3 of this Process Scheme.

3. Requirements to Budget Presentation

3.1.The Budget shall contain the following date and information:

•	Expense Items Codes;

•	names of the articles;

•	amounts of expenses under the articles with breakdown by months (for reference) and in the whole amount for the period;

•
the details Hereinafter: the details of the agreement include the date and the number of the agreement, the name and INN of the contractor. of the agreements, concluded as of the moment of the Budget approval, the numbers of the subitems of the Expense Items Codes and their limits, specified in the Budget. The details of the agreements can be not specified under the separate expense items in case that expense items are not controlled by the Bank in accordance with the Budget, provided to the Bank, which contain the instruction not to perform control by the Bank with the breakdown into the details of the agreements in the special field, provided for by the standard form of the Budget (Annex No. 1 to this Process Scheme) concerning that items;

•	the other data and information, provided for by the form of the Budget and/or the decision of the Board of Directors of the Client.

3.2.The level of detail of the Budget articles shall be defined by the Client, taking into account that identification of the expense item, to which the amount of payment is charged, shall not be hindered at consideration of the settlement (payment) documents by the Bank.
________________________
1 The mandatory payments in accordance with the legislation of the Russian Federation - taxes, levies and other mandatory contributions, paid to the budget of the corresponding level of the budget system of the Russian Federation and (or) state non-budget funds under the procedure and the conditions, which are provided for by the legislation of the Russian Federation, including fines, penalties and other sanctions for non-fulfillment or improper fulfillment of the obligation on payment of the taxes, levies and other mandatory contributions to the budget of the corresponding level of the budget system of the Russian Federation and (or) state non-budget funds, as well as administrative fines.
2 Hereinafter: the details of the agreement include the date and the number of the agreement, the name and INN of the contractor.

3.3.The Budget can stipulate the item “Windfall Payment Reserve” (hereinafter - Reserve) in the amount, approved by the Board of Directors of the Client. The procedure for writing off the funds under this item is provided for by the points. 3.4-3.6.

3.4.The expenses, exceeding the limits, provided for by the corresponding Budget items, or the expenses, which were not priory provided for by the Budget, shall be deemed as windfall payments.
In case of occurrence of any windfall payments, specified in this point, the Client shall send a letter on the windfall payments under the form, provided for by the Annex No. 2 to this Process Scheme, to the Bank by means of Client-Sberbank System. The letter shall be signed with the EDS of the Chief Executive Officer or the duly authorized person. In case the amount of the payment under the windfall payments item exceeds 500,000 (five hundred thousand) rubles, the letter on the windfall payments shall be additionally signed with the EDS of the Chairman of the Board of the Client. In case of receipt of the file, not signed with the EDS in accordance with the requirements of this point from the Client, the Bank shall not file the payment order of the Client.

3.5.In case the letter on the windfall payments, sent by the Client, contains the information, identical to the details of the corresponding payment order, the Bank shall send the file with the Clients letter to the Client’s authorized representatives by means of Client-Sberbank System, and perform the transaction.

3.6.In case it is required to perform a transaction, which amount exceeds the limit under the main expense item/subitem, the Client shall form the payment orders, taking into account the following requirements:

•	The first payment order shall contain the Expense Items Code of the main expense item/subitem. The amount of payment shall be equal to the credit balance under the main item/subitem;

•
The second payment order shall contain the Expense Items Code “Windfall Payment Reserve”. The amount of the payment shall be equal to the exceeding amount of the credit balance under the main item/subitem.

3.7.The Budget and the minutes (the abstract from the minutes) of the meeting of the Board of Directors of the Client concerning approval of the Budget, shall be provided in the form of full, easily recognizable documents, certified by the Chairman of the Board of the Client or the Chair Member of the Board of Directors and the Deputy Chairman of the Board of Directors; the pages shall be numbered, bound and affixed by the Client’s seal.

3.8.The Client is obliged to provide the documents, confirming the election of the Chairman of the Board of Directors or the Chair Member of the Board of Directors and the Deputy Chairman of the Board of Directors, as well as the notarized samples of signatures of the abovementioned persons, to the Bank.

3.9.The Bank shall not undertake control over the Budget, presented with violation of the requirements, specified in the section 3.

3.10.The Bank shall not undertake control over the new Budget for the current period in case of discovery of the following violations within reconciliation:

•	the limits under the items/subitems of the Budget for the current period are lower than the expenses, actually performed within the accounting period under that items/subitems;

•	the new Budget of the current period does not contain the items/subitems, under which the expenses in the current period were performed.

4. Order of Control

4.1.For the purposes of performance of control by the Bank the Client shall provide the settlement (payment) documents for performance of the account(s) debit transactions in the electronic form by means of Client-Sberbank System. The liability for fulfillment of the undertaken obligations on transfer of the settlement (payment) documents to the Bank in the electronic form shall be borne by the Client, except for the cases of provision of the cheques by the Client to the Bank, as well as inability to use Client-Sberbank System, which occurred due to the fault of the Bank or the circumstances, beyond the control of the Parties. At execution of the payment order in the electronic form the filed “Purpose of Payment” shall be filled in by the Client in the form, provided for by the legislation, and shall mandatorily contain the information on the number and the date of the Agreement, strictly corresponding with the Budget (in case the performance of control over correspondence of the details of the agreement, specified in the Budget, with the details of the agreement, specified in the fields of the payment order, by the Bank, is provided for by the corresponding attribute in the Budget) and the Expense Items Code (for the Payment Orders for transfer of funds in foreign currency). At execution of the payment orders in foreign currency the Expense Items Code shall be specified at the beginning of the filed “Purpose of Payment”. At execution of the payment orders in the currency of the Russian Federation, the Expense Items Code shall be specified in the special field of the settlement (payment) documents preparation program (Client-Sberbank System). In case of provision of the payment order in the currency of the Russian Federation to the Bank in a hard copy, the Expense Items Code shall be specified at the beginning of the field “Purpose of Payment”. In the payment order, subject to foreign exchange control, the Expense Items Code shall be specified after the currency transaction code. The settlement (payment) documents can contain only one Expense Items Code. The letter with specification of the reasons, which caused inability to send it by means of

Client-Sberbank System, shall accompany the payment order in a hard copy. The letter shall be signed by the Chief Executive Officer and shall contain the impression of the seal of the Client.
In the cheques the Expense Items Code shall be specified in the field “Purposes of Expense”. The amounts of funds, issued under the cheques shall not exceed the amount, established by the p.5 of the Additional Agreement, to which this Process Scheme is attached as an Annex.

4.2.At purchase / sale (conversion) of foreign currency by the Bank under the assignment of the Client, the converted amounts can be credited only to the Accounts, opened in accordance with the Bank Account Agreements, specified in this Additional Agreement, to which this Process Scheme is attached as an Annex.

4.3.In case the Client provides the settlement (payment) document in a hard copy, except for the cases, provided for by the p. 4.1 of this Process Scheme, the Bank is obliged to return it to the Client and deny filing within two hours upon the moment of its provision and inform the Authorized Representatives of the Client on this fact by means of Clients-Sberbank System. The Bank shall immediately notify the Authorized Persons by means of Clients-Sberbank System on the fact of provision of the settlement (payment) document in a hard copy by the Client, as well as send the notification on sending the message by means of Clients-Sberbank System by e-mail.
The requirements of this point are not applicable to the cases of provision of the receipts to the Bank.

4.4.In case of receipt of a payment order from the Client, the Bank shall verify correspondence of the data, specified in the payment order, with the Budget, particularly, the following positions and issues shall be checked:

•	the powers of the Chief Executive Officer of the Client and/or the other persons, who are granted with a right to sign and provide the settlement (payment) documents to the Bank;

•
for the payment orders in rubles - the presence of Expense Items Code/the subitem of the Expense Items Code (if applicable) in the special field of the documents preparation program (Client-Sberbank System) or in the field “Purpose of Payment” and its correspondence with the Budget;

•
for the payment orders for transfer of funds in foreign currency - the presence of Expense Items Code/the subitem of the Expense Items Code (if applicable) in the field “Purpose of Payment” and its correspondence with the Budget;

•	for the payment order:

•
in the rubles of the Russian Federation - the amount of payment (correspondence with the limit of the expense item of the corresponding Expense Items Code/the subitem of the Expense Items Code (the limit established for each particular Agreement), for the term of effect of the Budget under the corresponding Expense Items Code/the subitem of the Expense Items Code);

•
in foreign currency - the ruble equivalent of the amount of payment, calculated under the exchange rate of the Central Bank of the Russian Federation as of the date of payment (correspondence with the limit of the expense item of the corresponding Expense Items Code/the subitem of the Expense Items Code (the limit established for the particular Agreement), for the term of effect of the Budget, taking into account the payments, performed within the term of effect of the Budget under the corresponding Expense Items Code/the subitem of the Expense Items Code);

•
correspondence of the details of the agreement, specified in the Budget, with the details of the agreement, specified in the fields of the payment order, in case the Budget stipulates performance of control over the details of the agreement under the corresponding expense item/subitem by the Bank;

•	the other positions, provided for by the legislation of the Russian Federation.

In case of receipt of the request on purchase/sale of foreign currency, the following positions and issues shall be checked by the Bank:

•	the powers of the Chief Executive Officer of the Client and/or the other persons, who are granted with a right to sign and provide the settlement (payment) documents to the Bank;

•	the details of the Client’s bank accounts for crediting of the converted amounts;

•	the other positions, provided for by the legislation of the Russian Federation.

In case of receipt of the cheque on withdrawal of cash from the Account(s) the following positions and issues shall be checked by the Bank:

•	the powers of the Chief Executive Officer of the Client and/or the other persons, who are granted with a right to sign and provide the cheques to the Bank;

•	the presence of Expense Items Code/the subitem of the Expense Items Code (if applicable) in the field “Purpose of Expense”;

•
the amount of payment summed with the amount of cash, priory withdrawn on the basis of the cheques, shall not exceed the limit, established by the p.5 of the Additional Agreement, to which this Process Scheme is attached as an Annex.

•
the amount of payment (correspondence with the limit of the expense item of the corresponding Expense Items Code/the subitem of the Expense Items Code (the limit established for each particular Agreement), for the term of effect of the Budget, taking into account the payments, performed within the term of effect of the Budget under the corresponding Expense Items Code/the subitem of the Expense Items Code);

•	the other positions, provided for by the legislation of the Russian Federation and the regulatory acts of the Bank of Russia.

4.5.The Bank is obliged to deny the performance of the transaction in the following cases:

•	in case the certification of the rights on operating the Account is deemed as ambiguous;

•	in case of absence of the Expense Items Code/the subitem of the Expense Items Code or its(their) non-correspondence with the Budget;

•	for the payment order:

•
in the rubles of the Russian Federation - in case the amount, specified in the payment order, exceeds the amount of the limit of the corresponding expense item/subitem of the Budget, as well as the amount of the limit, established for the agreement, under which the payment is performed (if applicable) for the term of effect of the Budget, taking into account the payments, priory performed within the term of effect of the Budget under the corresponding expense item;

•
in foreign currency - in case the ruble equivalent of the amount, calculated in accordance with the exchange rate of the Central Bank of the Russian Federation as of the date of payment, exceeds the amount of the limit of the corresponding expense item/subitem of the Budget, as well as the amount of the limit, established for the agreement, under which the payment is performed (if applicable) for the term of effect of the Budget, taking into account the payments, priory performed within the term of effect of the Budget under the corresponding expense item;

•
in case of non-correspondence of the details of the agreement, specified in the payment order, with the details of the agreement, specified in the Budget (except for the cases when the Budget does not stipulate performance of control over the details of the agreement under the corresponding expense item/subitem);

•	in case of receipt of the payment order in a hard copy (except for the cases, provided for by the p. 4.1 of this Process Scheme);

•	in case of negative result of check of the other positions and issues, provided for by the point 4.4 of this Process Scheme.

•	in case of failure to provide the Budget to the Bank, except for the cases, provided for by the p. 2.2 of this Process Scheme.
The exception is provided by the points 4.8 and 4.10 of this Process Scheme.
The Bank is obliged to deny fulfillment of the request on purchase/sale of foreign currency (conversion) in the following cases:

•	in case the certification of the rights on operating the Account is deemed as ambiguous;

•	in case of provision of the request in a hard copy;

•
in case the Client assigns crediting of the converted amounts to the Accounts, different from the Accounts, opened by the Client under the Bank Account Agreements, specified in this Additional Agreement;

•	in case of negative result of check of the other positions, provided for by the legislation of the Russian Federation.

4.6.Control over expenses shall be performed on the basis of the limits under the items/subitems of the Budget, established for the current period.

4.7.In the cases, provided for by the p. 4.5, the Bank shall:

•
inform the Client or its Authorized Representatives by means of Client-Sberbank System, as well as send the notification on sending the message by means of Clients-Sberbank System by e-mail within 2 (two) hours upon the moment of discovery of non-correspondence of the settlement (payment) document with the Budget;

•
return the corresponding document to the Client and deny filing with specification of the reason for returning within 2 (two) hours upon the moment upon the moment of discovery of non-correspondence of the settlement (payment) document with the Budget;

4.8.In case of issuance of a payment document to the Client’s Account(s) for non-acceptance/direct writing off the funds (payment requisition, collection order), the Bank shall perform the non-acceptance/direct writing off the funds from the Account(s) of the Client in the order, provided for by the effective legislation of the RF, the regulatory acts of the Bank of Russian, the internal documents of the Bank and the Bank Account Agreement, regardless of the Budget.
The Bank shall notify the Client and its Authorized Representatives by means of Client-Sberbank System, as well as send the notification on sending the message by means of Clients-Sberbank System by e-mail, on the fact of writing off the funds from the Client’s Account(s) under the payment document for non-acceptance/direct writing off the funds (payment requisition, collection order), within 1 (one) hour upon the moment of writing-off.

4.9.In case the Bank has any remarks concerning a settlement (payment) document, the time of its filing shall be shifted for the period of time, required for compliance with the remarks.

4.10.	The commission of the Bank under the Agreements with Client shall be written off by the Bank from the Account(s) without acceptance, regardless of the Budget.

4.11.The correctness of execution of the settlement (payment) documents and signatures of the persons, authorized to operate the Account(s), as well as the powers of the sole executive body and/or the representative of the Client, who signed and/or provided the settlement (payment) documents to the Bank, shall be checked by the Bank under the procedure, provided for by the effective legislation, the requirements of the Bank of Russia, banking rules and the conditions of the agreements.

4.12.The funds, which were credited to the Client’s Account(s) by a mistake, shall be written off by the Bank without acceptance with attachment of the document, which serves as the basis for writing off the funds (the letter of the contractor Bank, the letter of the Client, the other documents).

4.13.The Bank is entitled to request the documents, required for performance of control over payments.

5. Provision of Information on Implementation of the Budget

5.1.The information on expenses from the Account(s) in the form of a report (under the form of the Annex No. 3 to this Process Scheme) on implementation of the Budget shall be sent by the Bank on a monthly basis on a cumulative total from the beginning of the Planning Period not later than on the 2nd working day of the month, following the accounting month, (or with the other frequency under the written request from the Client/Authorized Representatives of the Client) to the Client and its Authorized Representatives by means of Client-Sberbank System.

5.2.On the basis of the report on implementation of the Budget, received from the Bank, the Client and its Authorized Representatives shall carry out reconciliation of the temporary information on the Budget expenditure within 3 (three) working days upon the receipt: the performed transactions and the balances (unencumbered limits) under the items of the Budget as of the beginning of the month, following the accounting month.

5.3.In case there are no discrepancies the Client and its Authorized Representatives shall send a confirmation on absence of discrepancies to the Bank by means of Client-Sberbank System not later than 3 working days upon the moment of receipt of the report on implementation of the Budget.

5.4.In case the Client and/or its Authorized Representatives discover any discrepancies between the information on implementation of the Budget within the accounting month, provided by the Bank, with the Client’s data, the Client and/or its Authorized Representatives shall immediately notify the Bank on this fact and the Parties shall assume measures for settlement.

5.5.Reconciliation of the balances (unencumbered limits) under the items of the Budget shall be also performed by the Parties in case of approval of a new Budget for the current period.

5.6.Within 5 (five) working days upon the end of the Planning Period the Client and its Authorized Representatives shall perform the final reconciliation of the information on implementation of the Budget and in case of absence / discovery of discrepancies perform the actions, specified in the points 5.3, 5.4.

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 1
to the Process Scheme of Maintenance of the Client’s Account(s)
(Annex No. 1 to the Additional Agreement as of _______________ 2012 to the Bank Account Agreements ( No. ____as of __________, No. _____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________)
Form of Provision of the Budget

Cash Flow Budget _____________________________							Approved by the Board of Directors ______________________ Minutes No. as of Chairman of the Board _______/________/
for the period	________ 200___ - ______ 200__
in rubles of the RF
for reference
Expense (Income) Item Code / EIC	Number of EIC Subitem	Name of Expense (Income) Item	Contractor	INN	Number of Agreement	Date of Agreement
Performance of control over correspondence of the details of the agreement, specified in the Budget, with the details of the agreement, specified in the fields of the payment order by the Bank (yes/no)
							Total	Specify for the first month of the quarter	Specify for the second month of the quarter	Specify for the third month of the quarter

Client: _________________ Signature (EDS)

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 2
to the Process Scheme of Maintenance of the Client’s Account(s)
(Annex No. 1 to the Additional Agreement as of _______________ 2012 to the Bank Account Agreements ( No. ____ as of __________, No. _____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________)

Form of the Letter on Windfall Payments

__________________________________________________________ notifies on the windfall payments,
(name of the company)
stipulated by the article “Windfall Payments Reserve”:

S.No.	Number of the settlement (payment) document	Date of the settlement (payment) document	Amount of the settlement (payment) document	Number of EIC in accordance with the Budget

Client: _________________ Signature (EDS)

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 3
to the Process Scheme of Maintenance of the Client’s Account(s)
(Annex No. 1 to the Additional Agreement as of _______________ 2012 and to the Bank Account Agreements ( No. ____ as of __________, No._____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________)
Form for Provision of the Information on Expenses under the Items of the Budget

Expenses under the Items of the Budget for the period from __.__._____ to __.__._____
Report on Implementation of Cash Flow Budget _____________________________						Approved by the Board of Directors ______________________ Minutes No. as of Chairman of the Board _______/________/
for the period
in rubles of the RF
						Planned	for reference			Actual	for reference
Expense (Income) Item Code / EIC	Name of Expense (Income) Item	Contractor	INN	Number of Agreement	Date of Agreement
Performance of control over correspondence of the details of the agreement, specified in the Budget, with the details of the agreement, specified in the fields of the payment order by the Bank (yes/no)
						Total	Specify for the first month of the quarter	Specify for the second month of the quarter	Specify for the third month of the quarter	Total	Specify for the first month of the quarter	Specify for the second month of the quarter	Specify for the third month of the quarter

Bank: _________________ Signature (EDS)

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 4
to the Process Scheme of Maintenance of the Client’s Account(s)
(Annex No. 1 to the Additional Agreement as of _______________ 2012 and to the Bank Account Agreements ( No. ____ as of __________, No._____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________)

Form for Provision of the Information of the Details of the Agreement with the Contractors, not Specified in the Budget / Updates of the Details of the Agreements with the Contractors

Expense (Income) Item Code / EIC	Number of EIC Subitem	Name of Expense (Income) Item	Contractor	INN	Number of Agreement	Date of Agreement	Cost
							Total	Specify for the first month of the quarter	Specify for the second month of the quarter	Specify for the third month of the quarter

Client: _________________ Signature (EDS)

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 5
to the Process Scheme of Maintenance of the Client’s Account(s)
(Annex No. 1 to the Additional Agreement as of _______________ 2012 to the Bank Account Agreements ( No. ____ as of __________, No. _____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________)
List of Current Expenses

EIC	Name of EIC
20104	Electricity supply
20201	Contractors’ services on maintenance and repair of the equipment
20202	Transportation services
20501	Communication and data transfer services
20502	Public utility services
20504	IT services
20505	Auditing services
20506	Legal services
20508	Services on provision of fire safety, private security services and watchman services
20600	Representation and travel expenses
20700	Rental payments (to the lessors)
20800	Leasing
20900	Expenses for insurance
21200	Expenses on environmental protection (except for the duties and charges (lines 21300 and 21400))
21300	Expenses on health and safety
21400	Expenses for social needs
21700	Services of banking institutions (except for the expenses, specified in the lines 20500 and 21600)
22100	Voluntary health insurance
22400	Expenses on holding an annual general meeting of the members

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 2
to the Additional Agreement as of _______________ 2012
to the Bank Account Agreements ( No. ____ as of __________, No. _____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________)

List of the Authorized Representatives of the Client:

S.No.	Position	Surname, First Name, Patronymic	Passport Data	E-mail	Sample of the Signature
1	Leading Analyst	Andrey Rudolfovich Markov		andrey.markov@rusnano.com
2
3
4

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal

Annex No. 3
to the Additional Agreement as of _______________ 2012
to the Bank Account Agreements ( No. ____ as of __________, No. _____ as of _______________, No. ______ as of ______________ and to the Service Agreement with Use of Client-Sberbank System No. ______ as of _______________)

BANK RATES UNDER THE ADDITIONAL AGREEMENT

15,000 rubles per month

*- An incomplete month of rendering services shall be paid as for the full month.

Bank: (position of the authorized representative of the Bank)	Client: (position of the authorized representative of the Client)
__________________ (_________________) (signature) (surname, first name, patronymic) place for seal	__________________ (_________________) (signature) (surname, first name, patronymic) place for seal